UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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STRIDE, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Stride, Inc.
2300 Corporate Park Drive
Herndon, VA 20171

October 27, 2021
Dear Fellow Stockholders:
On behalf of our Board of Directors, I cordially invite you to attend the 2021 Annual Meeting of Stockholders of Stride, Inc. (“Annual Meeting”) to be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304, on Friday, December 10, 2021, at 10:00 a.m., Eastern Time. Details regarding the Annual Meeting and the matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying proxy materials.
IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER OR NOT YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON.
We urge you to vote promptly, even if you plan to attend the Annual Meeting. Please vote electronically via the Internet or by telephone, if permitted by the broker, bank or other nominee that holds your shares, or if you receive a paper copy of the proxy materials, please complete, sign, date and return the accompanying proxy card. Voting electronically, by telephone or by returning your proxy card in advance of the Annual Meeting does not deprive you of your right to attend the Annual Meeting. Thank you for your continued support of Stride.
Sincerely,

Nathaniel A. Davis
Executive Chairman
Important Information Regarding Meeting Attendance

We are sensitive to the public health and travel concerns our stockholders may have regarding our in person Annual Meeting and recommendations that public health officials have issued and may issue in light of the continuing public health crisis caused by COVID-19. As a result, we will enforce appropriate protocols consistent with then applicable federal, state and local guidelines, mandates or recommendations or facility requirements. These requirements may include the use of face coverings, proof of vaccination and maintaining appropriate social distancing. We may also impose additional procedures or limitations on meeting attendees. We plan to announce any such updates on our website https://investors.stridelearning.com/governance/2021-annual-meeting/default.aspx, and we encourage you to check this website prior to the Annual Meeting if you plan to attend.

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
December 10, 2021
The annual meeting of stockholders of Stride, Inc., a Delaware corporation (“Company”), will be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304, on Friday, December 10, 2021, at 10:00 a.m., Eastern Time (“Annual Meeting”).
At the Annual Meeting, stockholders will be asked to:
1.	Elect nine (9) directors to the Company’s Board of Directors each to serve for a one-year term;
2.	Consider and vote upon the ratification of the appointment of BDO USA, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022;
3.	Consider and vote upon a non-binding advisory resolution approving the compensation of the named executive officers of the Company (“Say-on-Pay”);
4.	Consider and vote upon a stockholder proposal regarding a report on lobbying; and
5.	Act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
Stockholders of record at the close of business on October 18, 2021, the record date, will receive notice of and be allowed to vote at the Annual Meeting. The foregoing matters are described in more detail in the Proxy Statement. In addition, financial and other information about the Company is contained in the Annual Report to Stockholders for the fiscal year ended June 30, 2021 (“Annual Report”), which includes our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 (“fiscal 2021”), as filed with the U.S. Securities and Exchange Commission (“SEC”) on August 11, 2021.
We have elected to distribute our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each stockholder, which will decrease our printing and distribution costs and allow for convenient access to and delivery of materials in an easily searchable format. If you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials that was mailed to our stockholders on or about October 27, 2021.
For admission to the Annual Meeting, stockholders should come to the stockholder check-in table. Those who hold shares of our common stock in their own names should provide identification and have their ownership verified against the list of registered stockholders as of the close of business on the record date, October 18, 2021. Those who have beneficial ownership of stock through a broker, bank or other nominee must bring account statements or letters from the broker, bank or other nominee indicating that they owned our common stock as of the close of business on the record date, October 18, 2021. To vote at the meeting, those who have beneficial ownership of stock through a broker, bank or other nominee must bring a legal proxy, which can be obtained only from the broker, bank or other nominee.
We are sensitive to the public health and travel concerns our stockholders may have regarding our in person Annual Meeting and recommendations that public health officials have issued and may issue in light of the continuing public health crisis caused by COVID-19. As a result, we will enforce appropriate protocols consistent with then applicable federal, state and local guidelines, mandates or recommendations or facility requirements. These requirements may include the use of face coverings, proof of vaccination and maintaining appropriate social distancing. We may also impose additional procedures or limitations on meeting attendees. We plan to announce any such updates on our website November 30, 2021, and we encourage you to check this website prior to the Annual Meeting if you plan to attend.
A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting, during regular business hours, for a period of 10 days prior to the Annual Meeting, at the Company’s principal place of business at 2300 Corporate Park Drive, Herndon, VA, 20171. If our headquarters are closed for health and safety reasons related to the COVID-19 pandemic during such period, the list of stockholders will be made available for inspection upon request via email to: OGC@k12.com subject to our satisfactory verification of stockholder status.
Your vote is important to us. We encourage you to read the Proxy Statement and promptly submit your proxy or voting instructions by Internet, telephone, or mail. Voting before the Annual Meeting will not prevent you from voting your shares at the Annual Meeting, if you desire to do so.
Sincerely,

Vincent W. Mathis
Executive Vice President, General Counsel and Secretary
Herndon, VA
October 27, 2021
Important Notice Regarding the Availability of Proxy Materials for the Stockholder
Meeting to be Held on December 10, 2021:
The Company’s 2021 proxy statement and the 2021 Annual Report are available at
www.proxyvote.com

Your vote is important. Whether or not you plan to attend the Annual Meeting, please promptly submit your proxy or voting instructions by Internet, telephone, or mail. For specific instructions on how to vote your shares, please refer to the instructions found on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a paper copy of the proxy materials, the enclosed proxy card or voting instruction form.

STRIDE, INC.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
December 10, 2021
We are providing access to our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each stockholder. On or about October 27, 2021 we mailed a Notice of Internet Availability of Proxy Materials (“Notice”) to all stockholders entitled to vote at the Annual Meeting. The Notice tells you how to:
•	view our proxy materials for the Annual Meeting, including this Proxy Statement and the Stride, Inc. Annual Report to Stockholders for the fiscal year ended June 30, 2021 on the Internet and vote; and
•	instruct us to send proxy materials to you by mail or email.
This Proxy Statement is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of Stride, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304, on Friday, December 10, 2021, at 10:00 a.m., Eastern Time, and any adjournments or postponements thereof (“Annual Meeting”). “Stride,” “we,” “our,” “us” and the “Company” each refer to Stride, Inc. The mailing address of our principal executive offices is 2300 Corporate Park Drive, Herndon, VA 20171. This Proxy Statement will be made available on or about October 27, 2021, to holders of record as of the close of business on October 18, 2021 of our common stock, par value $0.0001 per share (“Common Stock”).
Record Date; Outstanding Shares; Shares Entitled to Vote
Our Board of Directors has fixed the close of business on October 18, 2021 as the record date (“Record Date”) for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had 42,766,739 shares of Common Stock outstanding and entitled to vote.
Holders of record of Common Stock on the Record Date will be entitled to one vote per share on any matter that may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.
Quorum and Vote Required
A majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, the holders of which are present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.
If a quorum is present, a plurality of votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect the members of the Board of Directors; and an affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting is required for (i) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022 (“fiscal 2022”), (ii) the non-binding advisory resolution approving the compensation of the named executive officers (“NEOs”) of the Company, (iii) the approval of the stockholder proposal regarding a report on lobbying, and (iv) such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
1

Abstentions and Broker Non-Votes
Broker non-votes occur when a nominee holding shares of voting securities for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that proposal and has not received instructions from the beneficial owner. Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the ratification of auditors in Proposal 2), but not with respect to non-routine matters (such as Proposals 1, 3, and 4).
Abstentions, withheld votes, and broker non-votes are included in determining whether a quorum is present. Withheld votes and broker non-votes do not affect the voting results with respect to the election of directors. However, because abstentions and broker non-votes are considered present in person or represented by proxy, abstentions and broker non-votes will have the effect of a vote against the approval of Proposals 2, 3, and 4, which require the affirmative vote of the holders of a majority of the votes present in person or represented by proxy at the Annual Meeting.
Voting; Proxies
Your vote is important. Whether or not you plan to attend the Annual Meeting, please promptly submit your proxy or voting instructions by Internet, telephone, or mail. For specific instructions on how to vote your shares, please refer to the instructions found on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a paper copy of the proxy materials, the enclosed proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received voting instructions with these proxy materials from that organization rather than from us. Simply vote using one of the methods provided by your broker, bank or other nominee to ensure that your vote is counted.
If you are a stockholder of record as of the close of business on the Record Date, you may attend the Annual Meeting and vote your shares of Common Stock in person instead of voting by Internet or telephone or returning your signed proxy card (if you request a paper copy). However, we urge you to vote in advance even if you are planning to attend the Annual Meeting. If you are a beneficial owner of shares of Common Stock registered in the name of your broker, bank, or other nominee, you must obtain a valid proxy from your broker, bank or other nominee to vote your shares of Common Stock in person at the Annual Meeting.
Shares of our Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked prior to or at the Annual Meeting, will be voted at the Annual Meeting, and at any adjournments, continuations or postponements of the Annual Meeting, in accordance with the instructions on the proxies.
If a proxy is duly executed and submitted without instructions, the shares of Common Stock represented by that proxy will be voted:
FOR the election of each of the Board of Director nominees named in Proposal 1;
FOR Proposal 2, the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2022;
FOR Proposal 3, the approval, on a non-binding advisory basis, of the compensation of the NEOs of the Company;
AGAINST Proposal 4, the stockholder proposal regarding a report on lobbying; and
In the discretion of the proxy holders regarding any other matters properly presented for a vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.
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Revocation
A record holder who executes a proxy may revoke it before or at the Annual Meeting by: (i) delivering to our corporate secretary a written notice of revocation of a previously delivered proxy, with such notice dated after the previously delivered proxy; (ii) duly executing, dating and delivering to our corporate secretary a subsequent proxy card; (iii) voting again by telephone or (iv) voting again via the Internet, including during the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. Any written notice revoking a proxy should be delivered to Stride, Inc., Attn: General Counsel and Secretary, 2300 Corporate Park Drive, Herndon, VA 20171. If your shares of Common Stock are registered in the name of your broker, bank or other nominee, you must follow the instructions of such broker, bank or other nominee to revoke a proxy.
Attending the Annual Meeting
The Annual Meeting will be held on December 10, 2021 at 10:00 a.m., Eastern Time, at the law firm of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304. For admission to the Annual Meeting, stockholders should come to the stockholder check-in table. Those who hold shares of Common Stock in their own names should provide identification and have their ownership verified against the list of registered stockholders as of the close of business on the Record Date. Those who have beneficial ownership of stock through a broker, bank or other nominee must bring account statements or letters from the broker, bank or other nominee indicating that they owned Common Stock as of the close of business on the Record Date.
We are sensitive to the public health and travel concerns our stockholders may have regarding our in person Annual Meeting and recommendations that public health officials have issued and may issue in light of the continuing public health crisis caused by COVID-19. As a result, we will enforce appropriate protocols consistent with then applicable federal, state and local guidelines, mandates or recommendations or facility requirements. These requirements may include the use of face coverings, proof of vaccination and maintaining appropriate social distancing. We may also impose additional procedures or limitations on meeting attendees. We plan to announce any such updates on our website https://investors.stridelearning.com/governance/2021-annual-meeting/default.aspx, and we encourage you to check this website prior to the meeting if you plan to attend.
Additional rules of conduct regarding the Annual Meeting will be provided during the Annual Meeting. To vote at the Annual Meeting, those who have beneficial ownership of Common Stock through a broker, bank or other nominee must bring a legal proxy, which can be obtained only from the broker, bank or other nominee.
Proxy Solicitation
We are soliciting proxies for the Annual Meeting from our stockholders, and we will bear the entire cost of soliciting proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding Common Stock for the benefit of others so that such brokerage houses, fiduciaries and custodians may forward the solicitation materials to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees of the Company. No additional compensation will be paid to our directors, officers or other regular employees for these services.
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The Company has retained D. F. King & Co. (“DF King”) to assist in obtaining proxies from stockholders for the Annual Meeting. The estimated cost of such services is $17,500, plus out-of-pocket expenses. DF King may be contacted at (866) 829-1035 (banks and brokers may call (212) 269-5550) or via email at Stride@dfking.com.
Business; Adjournments
We do not expect that any matter other than the proposals presented in this Proxy Statement will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting, then the proxy holders will vote in their discretion with respect to those matters.
If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned from time to time upon the approval of the holders of shares representing a majority of the votes present in person or by proxy at the Annual Meeting, until a quorum is present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. We do not currently intend to seek an adjournment of the Annual Meeting.
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ELECTION OF DIRECTORS
(Proposal 1)
Summary
The Board of Directors currently consists of eleven members, each of whose term expires at the Annual Meeting. Nine of the eleven directors have been nominated for reelection for a term expiring at the 2022 annual meeting of stockholders. Each of the nominees has agreed to serve as a director if elected, and the Company believes that each nominee will be available to serve.
The following charts highlight the balance in age and tenure and the gender and ethnic diversity of our director nominees. Also highlighted is the wide range of backgrounds and experience of the director nominees. The Board of Directors believes that this balance in age and tenure, mix of diversity, and wide range of backgrounds and experience will help bring broad and valuable perspectives to the Board of Directors that will lead to a well-functioning Board.

AGE
4
2
3
50-59
60-69
70+

TENURE
3
3
3
0-3 Years
3-9 Years
9+ Years

DIVERSITY
67% Female or Ethnically Diverse

INDEPENDENCE
78% Independent

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Key
Senior Leadership	Experience serving in a senior leadership role of a complex organization
Public Company Board	Experience as a board member of another publicly traded company
Current or Former CEO	Experience serving as a current or former Chief Executive Officer (“CEO”)
Financial Expertise	Experience or expertise in finance, accounting, financial management or financial reporting
Technology	Experience or expertise in the technology industry
Education / Public Policy Expertise	Knowledge of or experience in education or public policy
International	Experience with global business operations or with doing business internationally
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Information Regarding Nominees
The names and ages of the nominees, their principal occupations and employment during the past five years, and other information regarding them are as follows.
OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” EACH OF THE NOMINEES
AIDA M. ALVAREZ Age: 72 Director Since: 2017 Nominating and Corporate Governance Committee Independent	Professional Experience:

Ms. Alvarez currently serves as Chair of the Latino Community Foundation. As Administrator of the U.S. Small Business Administration, she was a member of President Clinton’s Cabinet from 1997 to 2001. Previously, Ms. Alvarez served as the Director of the Office of Federal Housing Enterprise Oversight from 1993 to 1997, where she was charged with financial oversight of the secondary housing market, the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”). Prior to that, she worked for the New York City Health and Hospitals Corporation, Bear Stearns & Company, Inc. and the First Boston Corporation. She has served on the boards of directors of Fastly, Inc. since August 2019; Oportun, Inc. (formerly Progress Financial Corporation) since 2011; and HP Inc. since February 2016. From 2006 to June 2016, Ms. Alvarez served on the board of directors of Wal-Mart Stores Inc., and from 2004 to 2014, served on the boards of directors of MUFG Americas Holdings Corporation (formerly UnionBanCal Corporation) and MUFG Union Bank N.A. (formerly Union Bank N.A.). From 2014 to 2019, she served on the board of directors of Zoosk, Inc.

Attributes, Skills and Qualifications:

Ms. Alvarez holds a B.A. from Harvard College. Ms. Alvarez was selected as a director because of her financial expertise, government experience, and ability to bring diverse perspectives to the Board of Directors.

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CRAIG R. BARRETT Age: 82 Director Since: 2010 Lead Independent Director Academic Committee Chair Independent	Professional Experience:

Dr. Barrett served as Chief Executive Officer of Intel Corporation from 1998, until his retirement in 2009, and was also Chairman of the Board of Intel from 2005 to 2009. He previously served in various roles at Intel Corporation, including Chief Operating Officer, since joining Intel in 1974. Prior to Intel Corporation, Dr. Barrett was a member of the Department of Materials Science and Engineering faculty of Stanford University. Dr. Barrett currently serves as Co-Chairman of Achieve, Inc., an independent, bipartisan, non-profit education reform organization; President and Chairman of BASIS Charter Schools, Inc.; Vice Chair of the Science Foundation Arizona; and a member of the Board of Trustees of Society for Science and the Public.

Attributes, Skills and Qualifications:

Dr. Barrett holds a B.S., M.S. and Ph.D. in Materials Science from Stanford University. Dr. Barrett was selected as a director because of his deep knowledge and experience in information technology innovation, as well as his global, operational, and leadership experience as Chairman and Chief Executive Officer of Intel Corporation. He also brings a unique perspective to the Board of Directors from his tenure as a professor and his volunteer work and support of numerous educational organizations.

ROBERT L. COHEN Age: 56 Director Since: 2019 Audit Committee Academic Committee Independent	Professional Experience:

Mr. Cohen currently serves in various roles including strategic advisor, investor, and board observer to high growth education technology companies including 2U Inc. Since May 2020, Mr. Cohen has served as a director of SPiGlobal. Mr. Cohen served as President and Chief Operating Officer of 2U through January 2016. He was appointed President in November 2013 and Chief Operating Officer in April 2012. In addition, Mr. Cohen was 2U’s founding Chief Financial Officer beginning in June 2008. From 2001 to 2008, Mr. Cohen held several senior roles at The Princeton Review, including Executive Vice President of Strategic Development and Executive Vice President and General Manager of K12 Services. From 1983 to 2001, Mr. Cohen founded and operated the largest network of franchises of The Princeton Review before selling them back to that company.

Attributes, Skills and Qualifications:

Mr. Cohen attended Princeton University. He was selected as a director because of his deep knowledge and experience in the education technology industry, as well as his operational and leadership experience as Chief Operating Officer of 2U.

8

NATHANIEL A. DAVIS Age: 67 Director Since: 2009 Stride, Inc. Executive Chairman	Professional Experience:

Mr. Davis joined us as a director in July 2009 and has served as our Chairman since June 2012. In January 2013, he became our Executive Chairman, and in January 2014, Mr. Davis was appointed to be our CEO, serving in that role through February 2016 and again beginning in March 2018 through January 2021. He again became our Executive Chairman in January 2021. Prior to joining the Company, he served as the Managing Director of RANND Advisory Group from 2003 until December 2012. Previously, Mr. Davis worked for XM Satellite Radio from June 2006 to November 2008, serving as President and then Chief Executive Officer until the company’s merger with Sirius Radio. He also served on the XM Satellite Radio board of directors from 1999 through 2008. From 2000 to 2003, Mr. Davis was President and Chief Operating Officer and a board member of XO Communications Inc. Mr. Davis has also held senior executive positions at Nextel Communications (EVP, Network and Technical Service), MCI Telecommunications (Chief Financial Officer) and MCI Metro (President and Chief Operating Officer). Mr. Davis has served as a director of Unisys Corporation and RLJ Lodging Trust since 2011, and as a director of the National Alliance to End Homelessness since June 2021. Mr. Davis has also previously served on the board of several public and private firms including Mutual of America Capital Management Corporation, Charter Communications and Telica, Inc.

Attributes, Skills and Qualifications:

Mr. Davis holds an M.B.A. from the Wharton School of the University of Pennsylvania, an M.S. in Engineering Computer Science at the Moore School of the University of Pennsylvania, and a B.S. in Engineering from Stevens Institute of Technology. Mr. Davis was selected as a director based on his strong record of executive management, finance and systems engineering skills, as well as his insight into the considerations necessary to run a successful, diverse global business. The Board of Directors also benefits from his previous service on other public company boards and his experience in accounting and financial reporting.

9

STEVEN B. FINK Age: 70 Director Since: 2003 Audit Committee Chair Compensation Committee Independent	Professional Experience:

Mr. Fink is the Co-Chairman of Heron International. He served as a director of Nobel Learning Communities, Inc. from 2003 to 2011 and as Chairman of the Board of Life Storage, LLC from 2013 to 2016. In addition, Mr. Fink is a member of the boards of The Jackson Laboratory, City of Hope, St. Helena Hospital, OLE Health Foundation, and the Herb Ritts Foundation. From 1999 to 2009, Mr. Fink served as a director of Leapfrog Enterprises, Inc. and was its Chairman from 2004 to 2009. From 2000 to 2008, Mr. Fink was the Chief Executive Officer of Lawrence Investments, LLC. Mr. Fink has also previously served as Chairman and Chief Executive Officer of Anthony Manufacturing, Chairman and Managing Director of Knowledge Universe and Chairman and Chief Executive Officer of Nextera Enterprises, Inc.

Attributes, Skills and Qualifications:

Mr. Fink holds a B.S. in Psychology from the University of California, Los Angeles and a J.D. and an L.L.M. from New York University. Mr. Fink was selected as a director based on his significant experience in operations and financial oversight gained as serving as director or chairman for various public and private companies, in addition to his membership on various company audit committees which enables him to contribute significantly to the financial oversight, risk oversight and governance of the Company.

10

VICTORIA D. HARKER Age: 57 Director Since: 2020 Audit Committee Independent	Professional Experience:

Ms. Harker serves as Executive Vice President and Chief Financial Officer for TEGNA Inc., formerly Gannett Co., Inc. She was named Chief Financial Officer of Gannett in July 2012 and is responsible for TEGNA’s financial functions and operations company-wide. Prior to this role, Ms. Harker served as CFO and President of global business services of the AES Corporation. Previously, Ms. Harker worked for MCI Inc. in a variety of executive roles, including Acting Corporate Chief Financial Officer and Chief Financial Officer, Mass Market Division. In 2019, she was also appointed to the State Council of Higher Education for Virginia by Governor Ralph Northam. She is also a member of the Virginia Business Higher Education Council. Ms. Harker has served on the boards of directors of Huntington Ingalls Industries, Inc. since 2012 and of Xylem Inc. since 2011.

Attributes, Skills and Qualifications:

Ms. Harker holds a B.A. in English from the University of Virginia and a Master of Business Administration from American University. Ms. Harker was selected as a director because of her executive, operational and financial expertise gained through various roles in private and public companies.

ROBERT E. KNOWLING, JR. Age: 66 Director Since: 2018 Compensation Committee Chair Independent	Professional Experience:

Mr. Knowling serves as Chairman of Eagles Landing Partners, which specializes in helping senior management formulate strategy, lead organizational transformations, and re-engineer businesses. From 2002 to 2005 he served as Chief Executive Officer of the NYC Leadership Academy, an independent non-profit corporation created by Chancellor Joel I. Klein and Mayor Michael R. Bloomberg that is chartered with developing the next generation of principals in the New York City public school system. Mr. Knowling has also held roles as Chief Executive Officer of Telwares, Chairman and Chief Executive Officer of SimDesk Technologies, Inc. and Chairman, President and Chief Executive Officer of Covad Communications. He was awarded the Wall Street Project’s Reginald Lewis Trailblazers Award by President Clinton and the Reverend Jesse Jackson in 1999. Mr. Knowling serves on the board of directors for Citrix Systems Inc., Rite Aid Corporation and Stream Companies. He also previously served on the board of directors of Heidrick & Struggles, Inc. from 2010 to 2015, Convergys Corporation from 2017 to 2018, and Roper Technologies, Inc. from 2008 to 2021.

Attributes, Skills and Qualifications:

Mr. Knowling holds a B.A. in theology from Wabash College and an M.B.A. from Kellogg School of Management, Northwestern University. He was selected as a director based on his experience in public education, public company leadership roles, technology and organizational development.

11

LIZA MCFADDEN Age: 59 Director Since: 2017 Nominating and Corporate Governance Committee Chair Independent	Professional Experience:

Ms. McFadden leads LIZA and Partners LLC and serves on the boards of Reading Partners and the Florida State Parks Foundation. Previously, she was President and Chief Executive Officer of the Barbara Bush Foundation for Family Literacy from 2012 to 2018. She is a former high school teacher, Florida Department of Education administrator and served in Governor Jeb Bush’s administration. Additionally, Ms. McFadden was appointed by President George W. Bush to serve on the National Institute for Literacy Board.

Attributes, Skills and Qualifications:

Ms. McFadden holds an M.A. from Florida State University and a B.A. from Fitchburg State University. She was selected as a director because of her dedication to the education community and expertise in literacy.

JAMES J. RHYU Age: 51 Director Since: 2021 Stride, Inc. Chief Executive Officer	Professional Experience:

Mr. Rhyu joined us in June 2013, serving as the Company’s Chief Financial Officer until April 2020. In April 2020, he was appointed the Company’s President, Corporate Strategy, Marketing and Technology. In January 2021, Mr. Rhyu was appointed and currently serves as Chief Executive Officer. Prior to joining the Company, Mr. Rhyu served as Chief Financial Officer and Chief Administrative Officer of Match.com, a subsidiary of publicly traded IAC/InterActiveCorp, since June 2011. In those roles, he was responsible for overseeing a broad range of functions, including finance, human resources, legal, information technology and operations, certain international operations and product development. Prior to his roles at Match.com, Mr. Rhyu was a Senior Vice President of Finance at Dow Jones & Company from January 2009 until May 2011, where he ran the global financial function. Previously, Mr. Rhyu served for three years as the Corporate Controller of Sirius XM Radio Inc. and its predecessor company, XM Satellite Radio, as well as serving in the same role for Graftech International. Mr. Rhyu also served six years as an auditor with Ernst & Young LLP in the United States and South America.

Attributes, Skills and Qualifications:

Mr. Rhyu holds a B.S. from the Wharton School of Business at the University of Pennsylvania and an M.B.A. from the London Business School.
12

Executive Officers
Set forth below is biographical information for each of our current executive officers who is not also a director.
KEVIN P. CHAVOUS Age: 65 President, Academic Policy and External Affairs	Professional Experience:

Mr. Chavous joined us in January 2017 and currently serves as President, Academic Policy and External Affairs. He was a member of our Board of Directors from January 2017 to October 2017 before resigning to take his current position. Previously, he was the Founder and Chief Executive Officer of The Chavous Group, an educational consulting firm, a position he held from January 2012 until January 2018 and was a founding board member of the American Federation for Children (“AFC”). He served as AFC’s Executive Counsel from 2012 to 2016. Previously, Mr. Chavous was a partner at the SNR Denton law firm from 2002 to 2012 and served as a member of the Council of the District of Columbia from 1993 to 2005, where he was Chair of the Council’s Education Committee. He also has served on the boards of various charter schools across the country, including the Friendship Charter Schools in Washington, D.C. Mr. Chavous holds a B.A. from Wabash College and a J.D. from the Howard University School of Law.

VINCENT M. MATHIS Age: 57 Executive Vice President, General Counsel and Secretary	Professional Experience:

Mr. Mathis joined us in September 2018 and serves as Executive Vice President, General Counsel and Secretary. In this role, he has executive responsibility for providing comprehensive legal counsel for our business, including matters relating to securities, litigation, regulatory compliance, intellectual property, contracts and licensing, and corporate governance. Mr. Mathis has more than 30 years of legal experience counseling diverse global businesses. Prior to joining the Company, Mr. Mathis served as Senior Vice President, Corporate Affairs, Corporate Secretary and Chief of Staff to the CEO at The AES Corporation where he earlier was Vice President and Deputy General Counsel. Prior to his roles at The AES Corporation, Mr. Mathis was an Executive Vice President and General Counsel at ContourGlobal, LLC, a private international energy company. Previously, Mr. Mathis worked for Venable, LLP, Shearman and Sterling, LLP, and the United States Securities and Exchange Commission. Mr. Mathis formerly served on the board of directors of Indianapolis Power and Light Company Enterprises, Inc., AES Tietê Energia S.A., and AES Elpa S.A. In addition, he previously served on the board of directors at IPALCO Enterprises, Inc., DPL Inc. and The Dayton Power and Light Company and was Chairman of Eletropaulo Metropolitana Eletricidade de São Paulo S.A. Mr. Mathis holds a J.D. from the University of Virginia and a B.A. in Economics and Political Science from The University of Richmond.

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DR. SHAUN E. MCALMONT Age: 55 President, Career Learning Solutions	Professional Experience:

Dr. McAlmont joined us in August 2018 and serves as President, Career Learning Solutions. In this role, he has executive responsibility for managing all aspects of the Company’s career readiness education programs, including development of the Career Academies and Programs, and related market expansion. Since August 2020, Dr. McAlmont has served as a director of BorgWarner (NYSE: BWA). Prior to joining the Company, Dr. McAlmont served as President and CEO of Neumont College of Computer Science. Previously, Dr. McAlmont served as President and CEO of Lincoln Educational Services (NASDAQ: LINC), a national provider of career training programs, where he earlier was President and Chief Operating Officer. Prior to his roles at Lincoln, Dr. McAlmont served as President of the Online Learning Division at Alta Colleges following a role as regional vice president over multiple school campuses. Dr. McAlmont holds a doctorate in Higher Education Management, with distinction, from the University of Pennsylvania, an M.A. in Education Administration from the University of San Francisco, and a B.S. from Brigham Young University.

TIMOTHY J. MEDINA Age: 55 Chief Financial Officer	Professional Experience:

Mr. Medina joined us in April 2020 and serves as Chief Financial Officer. Prior to joining the Company, Mr. Medina served as Executive Vice President and Chief Financial Officer of TPx Communications, a premier managed services company. Before that, Mr. Medina served as CFO of ECI Conference Call Services, an audio and web conferencing services provider, as well as CFO of, and in senior leadership positions for, Independent Wireless One Holdings, Verizon Communications, CTI Holdings, CANTV, and GTE Corporation. Mr. Medina holds a B.A. in International Affairs from the George Washington University and an M.S. in taxation from the McDonough School of Business at Georgetown University.

Board Meetings; Attendance at Annual Meetings
Our Board of Directors met 11 times in person or telephonically during fiscal 2021. Each director attended at least 75% of the total Board and committee meetings to which they were assigned. Our policy with respect to director attendance at the annual meeting of stockholders is to encourage, but not require, director attendance. Mr. Davis was the only then-serving member of our Board of Directors to attend our 2020 annual meeting of stockholders. Our director attendance policy is included in our Corporate Governance Guidelines, which are available on our website at https://investors.stridelearning.com/governance.
Independence of Directors
Our Board of Directors has affirmatively determined that each of our non-employee directors is “independent” as defined in the currently applicable listing standards of the New York Stock Exchange (“NYSE”) and the rules and regulations of the SEC. Messrs. Davis and Rhyu are not independent under either NYSE or SEC rules because they are executive officers of the Company
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or have been an executive officer within the prior three years. If the nominees for the Board of Directors are duly elected at the Annual Meeting, then each of our directors, other than Messrs. Davis and Rhyu, will serve as an independent director.
Committees
The standing committees of our Board of Directors are the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Academic Committee. The specific functions and responsibilities of each committee are set forth in its charter, which is available on the Company’s web site at https://investors.stridelearning.com/governance and is also available in print to any stockholder who requests it.
As of the date of this Proxy Statement, membership on the committees of the Board of Directors is as follows:
Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Academic Committee
Aida M. Alvarez			X
Craig R. Barrett				Chair
Guillermo Bron			X
Robert L. Cohen	X			X
Nathaniel A. Davis
John M. Engler		X	X	X
Stephen B. Fink	Chair	X
Victoria D. Harker	X
Robert E. Knowling, Jr.		Chair
Liza McFadden			Chair
James J. Rhyu
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AUDIT COMMITTEE
Members: Mr. Cohen, Mr. Fink (Chair) and Ms. Harker

Number of Meetings: 12, including numerous informal meetings throughout the year

Independence and Qualifications: The Board of Directors has determined that each of Mr. Cohen, Mr. Fink and Ms. Harker qualifies as independent under the listing standards of the NYSE and SEC regulations and that each are an “audit committee financial expert” as defined by the SEC.

Responsibilities: The Audit Committee has a charter, available on our website at https://investors.stridelearning.com/governance, setting forth its structure, powers and responsibilities. Pursuant to the charter, the Audit Committee is comprised of at least three members appointed by our Board of Directors, each of whom satisfies the requirements of independence and financial literacy. Under its charter, the responsibilities of the Audit Committee include, among other things:

•
discussing with our independent registered public accounting firm the conduct of the annual audit, the adequacy and effectiveness of our accounting, the effectiveness of internal control over financial reporting, and applicable requirements regarding auditor independence;

•	reviewing and recommending to the Board of Directors that the audited financial statements of the Company be included in our Annual Report on Form 10-K;
•	selecting annually an independent registered public accounting firm;
•	pre-approving all audit and non-audit services and fees associated with our independent registered public accounting firm; and
•	reviewing and discussing with management significant accounting matters and disclosures.

In addition, our Corporate Governance Guidelines provide that members of the Audit Committee may not serve on the audit committees of more than two other companies at the same time as they serve on our Audit Committee.

COMPENSATION COMMITTEE
Members: Mr. Engler, Mr. Fink and Mr. Knowling (Chair)

Number of Meetings: 5

Independence and Qualifications: The Board of Directors has determined that each of Mr. Engler, Mr. Fink and Mr. Knowling qualifies as independent under the listing standards of the NYSE.

Responsibilities: The Compensation Committee has a charter, available on our website at https://investors.stridelearning.com/governance, setting forth its structure, powers and responsibilities. These include, among other things:

•	reviewing the compensation philosophy of our Company;
•
reviewing, approving and recommending corporate goals and objectives relating to the compensation of our Executive Chairman and CEO and, based upon an evaluation of the achievement of these goals, recommending to the Board of Directors our Executive Chairman and CEO’s total compensation;

•
reviewing and approving salaries, bonuses and other forms of compensation for our other executive officers, including without limitation stock options, restricted shares, and other forms of equity compensation;

•	considering and adopting changes to our compensation structure as applicable to all non-executive officer employees, including, but not limited to, salaries and benefits; and
•	performing such duties and exercising such authority as may be assigned by the Board of Directors, including under the terms of our equity incentive and bonus plans; and
•	discussing the Compensation Committee’s views and initiatives around Environmental, Social and Governance (“ESG”) for the Company.
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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Members: Ms. Alvarez, Mr. Bron, Mr. Engler and Ms. McFadden (Chair)

Number of Meetings: 3

Independence and Qualifications: The Board of Directors has determined that each of Ms. Alvarez, Mr. Bron, Mr. Engler and Ms. McFadden qualifies as independent under the listing standards of the NYSE.

Responsibilities: The Nominating and Corporate Governance Committee has a charter, available on our website at https://investors.stridelearning.com/governance, setting forth its structure, powers and responsibilities. These include, among other things:

• recommending to the Board of Directors nominees to stand for election at the annual meeting of stockholders and recommending individuals to fill vacancies on the Board;
•
reviewing the performance of each current director and overseeing the Board of Directors in the Board’s annual review of its performance (including its composition and organization) and the performance of management;

• reviewing the Board committee structure and recommending to the Board of Directors the directors to serve as members of each committee;
• making recommendations to the Board of Directors regarding governance matters; and
• recommending to the Board of Directors any proposed change to the Corporate Governance Guidelines.

The director nomination process and the factors considered by the committee when reviewing candidates are described below in “Director Nomination Process.”

The Nominating and Corporate Governance Committee also discussed and determined the allocation of responsibilities for the entire Board of Directors and each committee around ESG actions and performance and tasked a management team with a regular evaluation of all metrics in this area.

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ACADEMIC COMMITTEE
Members: Dr. Barrett (Chair), Mr. Cohen and Mr. Engler

Number of Meetings: 3

Responsibilities: The primary role of the Academic Committee is to make recommendations and assist management in discharging its responsibility to ensure continuous improvement in academic outcomes for the students and schools we serve.

The Academic Committee has a charter, available on our website at https://investors.stridelearning.com/governance, setting forth the structure, powers and responsibilities of the Academic Committee. Members of the Academic Committee participated in three meetings of the Company’s Educational Advisory Committee (“EAC”) during fiscal 2021. Under its charter, the responsibilities of the Academic Committee include, among other things:

•	monitoring the effectiveness of the Company’s education products and services;
•	participating in the meetings of the Company’s EAC;
•	obtaining information, data, and recommendations from the Company’s Chief Academic Officer to assist in its decision making;
•	evaluating and implementing, as necessary, the proposals of the EAC; and
•	reporting and recommending to the Board of Directors to maximize the Company’s ability to provide an effective education to students enrolled in the schools served by the Company.
Director Nomination Process
The Nominating and Corporate Governance Committee may consider the following criteria, as well as any other factors it deems appropriate, in recommending candidates for election to our Board of Directors:
•	personal and professional integrity, ethics and values;
•
experience in corporate management, such as serving as an officer or former officer of a publicly traded company, and a general understanding of marketing, finance, operations, governance and other elements relevant to the success of the Company in today’s business environment;

•	experience in the field of education policy and administration;
•	whether the candidate has the time required for preparation, participation and attendance at Board meetings and, if applicable, committee meetings;
•	potential conflicts of interest with the candidate’s other professional and personal pursuits;
•	service as a board member of another publicly traded company;
•	practical and mature business judgment, including the ability to make independent analytical inquiries; and
•	diversity of the Board of Directors, which includes gender, racial and ethnic diversity, as well as a diversity of backgrounds and experiences.
The Board of Directors strives to nominate directors with a variety of complementary skills so that, as a group, the Board of Directors will possess a mix of the appropriate backgrounds, gender, race, perspectives, skills and expertise to oversee the Company’s business. Currently, our eleven-member Board of Directors has two Hispanic directors, one Asian American director, two African American directors, and three female directors. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, provided
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such recommendations are submitted in writing not later than the close of business on the 90th day, or earlier than the close of business on the 120th day, prior to the anniversary of the preceding year’s annual meeting of stockholders. Such recommendations should include the name and address and other pertinent information about the candidate as is required to be included in the Company’s proxy statement. Recommendations should be submitted to the corporate secretary of the Company at Stride, Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: General Counsel and Secretary. The Nominating and Corporate Governance Committee will consider the criteria set forth above and other relevant information when evaluating director candidates recommended by stockholders.
Communications with Directors
Stockholders and other interested parties may communicate directly with our Board of Directors, individually or as a group, by sending an email to our General Counsel at OGC@K12.com, or by mailing a letter to Stride, Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: General Counsel and Secretary. Our General Counsel will monitor these communications and provide summaries of all received communications to our Board of Directors at its regularly scheduled meetings. Where the nature of a communication warrants, our General Counsel may decide to seek the more immediate attention of the appropriate committee of the Board of Directors or an individual director, or our management or independent advisors and will determine whether any response is necessary.
Board Leadership Structure
Our Board of Directors is comprised of independent, accomplished and experienced directors who provide advice and oversight of management to further the interests of the Company and its stockholders. Our governance framework provides the Board of Directors with the flexibility to determine an optimal organizational structure for leadership and engagement while ensuring appropriate insight into the operations and strategic issues of the Company. The Board of Directors has evaluated its leadership structure and determined that Mr. Rhyu should serve as Chief Executive Officer, Mr. Davis should serve as Executive Chairman of the Board and that Dr. Craig Barrett should serve as Lead Independent Director.
Chief Executive Officer. Our Board of Directors elects a Chief Executive Officer who is responsible for the strategic direction and day-to-day leadership and performance of the Company, subject to the overall direction and supervision of the Board of Directors and its committees. The Chief Executive Officer is responsible for developing our culture and overall Company vision, managing, overseeing and evaluating the executive officers and other key employees that report directly to CEO, and serving as the principal external spokesperson for the Company.
Executive Chairman. Our Board of Directors elects a chairman from among the directors and determines whether to separate or combine the roles of Chairman and CEO based on what it believes best serves the needs of the Company and its stockholders at any particular time. Both approaches have been taken depending on the circumstances. The determination to appoint Mr. Davis as Executive Chairman was based on a number of factors that made him particularly well-suited for the role. These factors included his prior position as Chairman and CEO, his prior service on the Board of Directors and its Compensation Committee, and his understanding of the Company’s business and day-to-day operations, growth opportunities, challenges and risk management practices. This combination of Company experience and expertise enables Mr. Davis to provide strong and effective leadership to the Board of Directors and to ensure that the Board of Directors is informed of important issues. In consultation with our Lead Independent Director, the
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Executive Chairman sets the agenda for the regular and special meetings of the Board of Directors, presides at the annual meeting of stockholders and performs such other functions and responsibilities as set forth in the Corporate Governance Guidelines, or as requested by the Board of Directors.
Lead Independent Director. The role of the Lead Independent Director is to facilitate communications between the Executive Chairman and CEO and the independent directors and the committees of the Board of Directors. In doing so, the Lead Independent Director, Dr. Barrett, serves as the liaison between the Board of Directors and the Executive Chairman and CEO, thereby giving guidance to management in meeting the objectives set by the Board of Directors and monitoring compliance with corporate governance policies. Additionally, the Lead Independent Director serves as a liaison between the Board of Directors and stockholders. The Lead Independent Director has the authority to call meetings of the independent directors and chairs executive sessions of the Board of Directors during which no members of management are present. These meetings are intended to provide the Lead Independent Director with information that he can use to assist the Executive Chairman and CEO to function in the most effective manner. The Board of Directors believes the Lead Independent Director provides additional independent oversight of executive management and Board matters.
Executive Sessions of the Board. Our Board of Directors holds executive sessions without management directors or management present at each regularly scheduled meeting of the Board of Directors. The independent directors also may meet without management present at other times as requested by any independent director. As Lead Independent Director, Dr. Barrett chairs the executive sessions of the Board of Directors.
Risk Oversight
Our Board of Directors believes full and open communication with management is essential for effective enterprise risk management and oversight. Members discuss strategy and risks facing the Company with our Executive Chairman and CEO and our senior management at meetings of our Board of Directors or when members of our Board of Directors seek to focus on a particular area of risk, such as meeting state academic accountability standards at the schools we manage, ensuring the privacy of student information, compliance with state regulatory and reporting requirements, or information technology cybersecurity protections and preparedness. Because our Executive Chairman and CEO set the agenda for the Board of Directors’ meetings, each functional division of the Company can identify risk-related topics that may require added attention, which have included evolving state curriculum standards, student engagement and retention, education technology, legal and policy matters, information security, and succession planning. Each quarter, our Executive Chairman and CEO also present an assessment of the strategic, financial and operational issues facing the Company, which frequently includes a review of associated risks and opportunities.
Management is responsible for identifying, prioritizing, remediating and monitoring the day-to-day management of risks that the Company faces, while our Board of Directors, as a whole and through its committees, is responsible for the oversight of enterprise risk management. In fiscal 2021, the Audit Committee continued to work directly with a major independent accounting firm to support the Company’s internal audit function in risk management. This combination provides us with the focus, scope, expertise and continuous attention necessary for effective risk management.
While our Board of Directors is ultimately responsible for risk oversight, three of its committees concentrate on specific risk areas:
The Audit Committee oversees financial reporting and internal controls, school and corporate compliance, cybersecurity, and operations risk and discusses with management the Company’s policies with respect to those matters. Our internal audit department prepares various risk
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management reports that are provided to the Audit Committee on a quarterly basis, or as needed. The reports to the Audit Committee also include an evaluation by our Chief Information Officer regarding the security of our information systems and the initiatives we undertake to continually assess vulnerabilities and take preventative measures. The Audit Committee reports on our cybersecurity measures in its regular reports to the Board of Directors. In addition, the Audit Committee assists the Board of Directors in the oversight of legal risk management. A Legal Compliance and Ethics Committee (consisting of senior management members) maintains a Legal Compliance and Ethics Program, which includes a Chief School Compliance Officer within the Office of the General Counsel. The Legal Compliance and Ethics Committee provides reports to the Audit Committee on the Company’s legal risks and compliance-related matters in the schools we serve and at the corporate level.
Our Compensation Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, and retains outside compensation and legal experts for that purpose, as further explained in the Compensation Committee Report which begins on page 57.
Finally, our Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with the organization, membership and structure of the Board of Directors, succession planning and corporate governance.
Compensation of Directors
In fiscal 2021, pursuant to our Amended Non-Employee Directors Compensation Plan (“Directors Compensation Plan”), our non-employee directors were eligible to receive annual cash retainers for service on our Board of Directors and assigned committees and annual restricted stock awards. Mr. Davis, our Executive Chairman, and Mr. Rhyu, our CEO, received no additional compensation for their service on our Board of Directors.
Pursuant to the terms of the Directors Compensation Plan, each non-employee director receives an annual cash retainer of $70,000, the Lead Independent Director receives an additional $25,000, and each non-employee director receives an additional amount for each committee on which the non-employee director serves, as shown below:
	Additional Cash Retainer
Committee	Chair	Member
Audit Committee	$35,000	$10,000
Compensation Committee	$15,000	$5,000
Nominating and Corporate Governance Committee	$10,000	$5,000
Academic Committee	$5,000	$5,000
In January 2021, each non-employee director received an annual restricted stock award valued at $145,000 as of the grant date, with the shares of our Common Stock underlying such awards vesting fully one year from the date of the grant. The annual cash retainer, including the committee fees, and the annual restricted stock award may be deferred in the form of deferred stock units under our Deferred Compensation Plan for Non-Employee Directors (“Directors Deferred Compensation Plan”).
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The following table sets forth the compensation paid to our non-employee directors for their services during fiscal 2021, including amounts that were deferred under the Directors Deferred Compensation Plan:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Aida M. Alvarez(2)	75,000	145,000	220,000
Craig R. Barrett(3)	75,000	145,000	220,000
Guillermo Bron(4)	75,000	145,000	220,000
Robert L. Cohen(5)	85,000	145,000	230,000
John M. Engler(6)	85,000	145,000	230,000
Steven B. Fink(7)	110,000	145,000	255,000
Victoria D. Harker(8)	80,000	145,000	225,000
Robert E. Knowling, Jr.(9)	85,000	145,000	230,000
Liza McFadden(10)	80,000	145,000	225,000
(1)
Represents the aggregate grant date fair values of stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. On January 4, 2021, each non-employee director who held such position at the beginning of the calendar year, was eligible to receive an award of 6,901 shares of restricted stock. Mr. Cohen and Mr. Knowling elected to receive their awards in deferred stock units under the Directors Deferred Compensation Plan. Ms. McFadden elected to receive 50% of her award in deferred stock units under the same plan. The restricted stock and deferred stock units vest on January 4, 2022.

(2)	As of June 30, 2021, Ms. Alvarez held 6,901 unvested restricted shares.
(3)	As of June 30, 2021, Mr. Barrett held 6,901 unvested restricted shares.
(4)	As of June 30, 2021, Mr. Bron held 6,901 unvested restricted shares.
(5)	As of June 30, 2021, Mr. Cohen held 6,901 unvested deferred stock units.
(6)	As of June 30, 2021, Mr. Engler held 6,901 unvested restricted shares.
(7)	As of June 30, 2021, Mr. Fink held 6,901 unvested restricted shares.
(8)	As of June 30, 2021, Ms. Harker held 6,901 unvested restricted shares.
(9)	As of June 30, 2021, Mr. Knowling held 6,901 unvested deferred stock units.
(10)	As of June 30, 2021, Ms. McFadden held 3,450 unvested deferred stock units and 3,451 unvested restricted shares.
Please see the Security Ownership of Certain Beneficial Owners and Management table starting on page 31 for additional information on the beneficial ownership of our Common Stock by each of our directors.
Director Stock Ownership Guidelines
The Company encourages each director to purchase shares of our Common Stock and to maintain a minimum ownership level during his or her tenure to foster alignment with our stockholders. To reinforce this objective, we maintain minimum director stock ownership guidelines for all of our non-employee directors. Pursuant to those guidelines, non-employee directors must hold shares of our Common Stock equal to the lesser of: (i) three times the annual cash retainer or (ii) 15,000 shares. Non-employee directors must be in compliance with this policy by September 28, 2021 or five years after they begin service on our Board of Directors, whichever date is later. As of the date of this Proxy Statement, all of our non-employee directors are in compliance with this policy or are within the period to accumulate the specified level of ownership.
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Deferred Compensation Plan for Non-Employee Directors
Our non-employee directors may elect, pursuant to our Directors Deferred Compensation Plan, to defer payment of all or a portion of their cash and equity compensation for service on our Board of Directors. In the case of a deferral of an equity award, the non-employee director is granted an equal amount of deferred stock units in lieu of restricted shares. Deferred stock units granted in lieu of a restricted stock award are subject to the same vesting requirements or other restrictions that would have applied to such restricted stock award.
In the case of a deferral of cash compensation, the non-employee director receives a number of deferred stock units equal to the amount of the cash compensation being deferred, divided by the per-share closing price of a share of our Common Stock on the date that the cash compensation would have been paid but for the deferral. Deferred stock units credited in lieu of cash compensation are fully vested.
Deferred stock units generally become payable, in a lump sum, within 90 days of the date the director no longer serves on our Board of Directors. Deferred stock units are settled in shares of our Common Stock or cash, at the Company’s discretion.
Corporate Governance Guidelines and Code of Ethics and Business Conduct
Our Board of Directors oversees the management of the Company and its business for the benefit of our stockholders in order to enhance stockholder value over the long term and to achieve its educational mission. The Board of Directors also has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities. The Guidelines are reviewed annually and periodically amended as the Board of Directors enhances the Company’s corporate governance practices. The Board of Directors has also adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. The purpose of this code is to promote honest and ethical conduct for conducting the business of the Company, consistent with the highest standards of business ethics. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website at https://investors.stridelearning.com/governance.
Our corporate governance and business conduct best practices include:
•	regular executive sessions of non-management directors;
•	independent directors except our Executive Chairman and CEO;
•	an over-boarding policy limiting other board service;
•	a Lead Independent Director with delineated authority and responsibility;
•	director and executive officer stock ownership guidelines; and
•	a policy prohibiting hedging, pledging and short sales of our stock.
We intend to satisfy the disclosure requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”), regarding any amendment to, or waiver from a material provision of our Code of Business Conduct and Ethics involving our principal executive, financial or accounting officer or controller by posting such information on our website.
Related Party Transactions
We recognize that related party transactions present a heightened risk of conflicts of interest and have adopted a written policy to which all related party transactions shall be subject. Pursuant to the policy, the Audit Committee of our Board of Directors, or in the case of a transaction in which the aggregate amount is, or is expected to be, in excess of $250,000, the Board of Directors will review the relevant facts and circumstances of all related party transactions, including, but not limited to: (i) whether the transaction is on terms comparable to those that could be obtained in
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arm’s length dealings with an unrelated third party; and (ii) the extent of the related party’s interest in the transaction. Pursuant to the policy, no director, including the Chairman of the Audit Committee, may participate in any approval of a related party transaction to which he or she is a related party. The Board of Directors or Audit Committee, as applicable, will then, in its sole discretion, either approve or disapprove the transaction.
Certain types of transactions, which would otherwise require individual review, have been pre-approved by the Audit Committee. These types of transactions include, for example: (i) compensation to an officer or director where such compensation is required to be disclosed in our proxy statement; (ii) transactions where the interest of the related party arises only by way of a directorship or minority stake in another organization that is a party to the transaction; and (iii) transactions involving competitive bids or fixed rates. Additionally, pursuant to the terms of our related party transaction policy, all related party transactions are required to be disclosed in our applicable filings as required by the Securities Act of 1933, as amended, and the Exchange Act and related rules. Furthermore, any material related party transactions are required to be disclosed to the full Board of Directors. We have established internal policies relating to disclosure controls and procedures, which include policies relating to the reporting of related party transactions that must be pre-approved under our related party transactions policy.
Compensation Committee Interlocks and Insider Participation
During fiscal 2021, Messrs. Engler, Fink, and Knowling served on our Compensation Committee. During fiscal 2021, there were no interlocking relationships existing between members of our Board of Directors and our Compensation Committee and members of the board of directors or the compensation committee of any other company. During fiscal 2021, no members of the Compensation Committee were current or former officers of the Company or were employees of the Company and no members of the Compensation Committee had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.
Audit Committee Report
In accordance with a written charter adopted by the Board of Directors, the Audit Committee, or the “Committee”, assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial reporting processes and its internal audit function. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and for assessing the effectiveness of the Company’s internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and for issuing reports thereon.
In this context, the Committee has met and held discussions with management, the independent auditors and internal audit, as well as legal counsel. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
In addition, the Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence and has discussed with the independent auditors the auditors’ independence from the Company and its management.
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The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of the Company for the fiscal year ended June 30, 2021, in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with the SEC on August 11, 2021. The Committee also recommended to the Board of Directors, subject to stockholder ratification, the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022, and the Board of Directors accepted its recommendation.
Members of the Audit Committee

Steven B. Fink (Chairman)
Robert L. Cohen
Victoria D. Harker
The foregoing report is not “soliciting material,” shall not be deemed “filed” and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, each as amended (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.
Independent Registered Public Accounting Firm Fees and Services
BDO USA, LLP (“BDO USA”) was the Company’s independent registered public accounting firm for the fiscal years ended June 30, 2021 and June 30, 2020. BDO USA has billed the Company the following fees for professional services rendered in respect of fiscal 2021 and fiscal 2020:
	2021	2020
Audit Fees	$1,227,008	$1,400,200
Audit-Related Fees	47,272	25,000
Tax Fees	—	—
All Other Fees	—	—
Total	$1,274,280	$1,425,200
Audit Fees are for professional services for the Company’s annual audit, including the audit of internal control over financial reporting for fiscal 2021 and 2020, reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. Audit-related fees in fiscal 2021 and 2020 were for professional services associated with audits of certain managed schools and other minor matters.
The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors in that, under the Audit Committee charter, all auditor engagements must be approved in advance by the Audit Committee. All of the services provided to the Company by BDO USA during fiscal 2021 and 2020 were pre-approved by the Audit Committee.
25

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 2)
The Audit Committee has appointed BDO USA, LLP (“BDO USA”) as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2022. Although ratification is not required by law, our Board of Directors believes that stockholders should be given the opportunity to express their view on the subject. While not binding on the Audit Committee, if the stockholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. A representative of BDO USA is expected to attend the Annual Meeting and this representative will be provided with an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions from stockholders, if any.
The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of BDO USA as the Company’s independent registered public accounting firm.
OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2022.
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ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
(Proposal 3)
In accordance with Section 14A of the Exchange Act, we are asking our stockholders to cast a non-binding advisory vote to approve the fiscal 2021 compensation of our NEOs, as disclosed in this Proxy Statement. This Proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain our NEOs, who are critical to our success. Under this program, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” and the compensation tables that follow for additional details about our executive compensation program, including information about the fiscal 2021 compensation of our NEOs, our engagement with stockholders in fiscal 2021 relating to our compensation program and the responsive actions we have taken in and subsequent to fiscal 2021.
We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote FOR the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion is hereby APPROVED.”
The Say-on-Pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee, or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, and to the extent there is a significant vote against the NEO compensation, as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and will evaluate what, if any, further actions are necessary to address those concerns. We expect to hold our next Say-on-Pay vote at our 2022 annual meeting of stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NEOs, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.
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STOCKHOLDER PROPOSAL REGARDING A REPORT ON LOBBYING
(Proposal 4)
Arun Ivatury, on behalf of the Service Employees International Union Pension Plans Master Trust (the “Proponent”), c/o Segal Marco Advisors, 550 W. Washington Blvd Suite 900, Chicago, IL 60606, has advised that the Proponent holds more than $2,000 of the Company’s Common Stock, and that the Proponent intends to send a representative to introduce a proposal regarding a report on lobbying by the Company (the “Proposal”) for the consideration of stockholders at the Annual Meeting, the text of which is included below. The Company is not responsible for the accuracy or content of the Proposal provided below, which in accordance with SEC rules, is reproduced verbatim as received from the Proponent.
Stockholder Proposal:
Resolved, shareholders of Stride Inc. (“Stride”) request the preparation of a report, updated annually, disclosing:
1.	Company policies and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.	Payments by Stride or any subsidiary used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.	Stride or any subsidiary’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.
4.	Description of management’s and the Board’s decision-making process and oversight for making payments described in sections 2 and 3 above.
For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Stride is a member.
Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.
The report shall be presented to the Nominating and Corporate Governance Committee and posted on Stride’s website.
Supporting Statement
Corporate lobbying activities can create regulatory, reputational and legal risks for companies and their investors. Stride has recently increased its lobbying, more than tripling the amount spent between 2018 and 2020.1 This figure does not include state lobbying, where Stride also lobbies but disclosure is uneven or absent. A 2016 report in Education Week noted that Stride (formerly known as K12, Inc.) made the “vast majority” of expenditures by the virtual schooling sector, a level of spending one expert characterized as “strangely high for lobbying on education issues.”2
[1]	See https://www.opensecrets.org/federal-lobbying/clients/summary?cycle=2018&id=D000044946 and https://www.opensecrets.org/federal-lobbying/clients/summary?cycle=2020&id=D000044946
[2]	https://www.edweek.org/policy-politics/outsized-influence-online-charters-bring-lobbying-a-game-to-states/2016/11
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A 2019 article reported that Stride worked with a 501c4 organization, the National Coalition for Public School Options, to lobby state officials and discourage oversight and accountability for poor educational outcomes.3 Stride makes no disclosure regarding such relationships or indirect lobbying through social welfare organizations more generally.
Finally, Stride is involved with the American Legislative Exchange Council (“ALEC”), the controversial 501c3 organization that drafts model legislation—“wish lists for special interests,” according to some experts—and promoted “stand your ground” state laws. The chairman of ALEC’s Private Sector Advisory Council is Stride’s Vice President of Government Affairs.4 Many companies, including AT&T, Verizon, and Honeywell, have ceased involvement with ALEC in recent years following criticism of its model bills.5
Stride makes no disclosure, beyond that mandated by law, of its lobbying expenditures and oversight processes. The disclosure requested by this proposal would allow shareholders to evaluate the risks associated with Stride’s management of its lobbying activities.
The Board of Directors’ Statement in Opposition:
Our Board of Directors has considered this Proposal and concluded that its adoption is unnecessary in light of the Company’s existing disclosure regarding lobbying activities and expenditures and is not in the best interests of our stockholders. Accordingly, the Board of Directors unanimously recommends you vote “AGAINST” Proposal 4 for the following reasons.
We are committed to complying with our values, our internal policies and all applicable laws when engaging in any type of lobbying or political activity. While the Company supports and practices transparency and accountability in political spending, the Board of Directors believes that the disclosures recommended by the Proposal are unnecessary in light of the Company’s existing internal policies regarding oversight of lobbying activities and expenditures, the current public availability of much of the information requested by the Proposal and the potential concerns related to enhanced disclosures.
The Company participates in the U.S. political process to the benefit of its stakeholders.
The Board of Directors believes it is in the best interests of our stockholders for the Company to participate in the political process. We are highly regulated by both U.S. state and federal laws. The Company’s Senior Vice President of Public Affairs oversees our participation in the U.S. political process, the Company’s compliance with federal, state and local laws governing lobbying activities and campaign contributions and the Company’s expenditures made to trade associations and other nonprofits engaged in public policy advocacy.
The authority to provide educational services to a virtual or blended public school is dependent on the laws and regulations of each state, which vary significantly from one state to the next and are constantly evolving. Additionally, our curriculum and educational services are often governed and overseen by non-profits or local or state education agencies, such as independent public charter school boards, local school districts or state education authorities. Certain federal laws also govern the day-to-day educational services we provide. As a result, the Company has a responsibility to our customers, stockholders and other stakeholders to be an active participant in the political process, to inform policy and decision makers of our views on issues and to develop and maintain strong working relationships with governmental decision makers.
[3]	https://www.the74million.org/article/3-states-tried-to-shutter-failing-for-profit-online-charter-schools-a-suspicious-pattern-of-allegationsccusations-and-legal-complaints-quickly-follow
[4]	https://www.alec.org/article/emergency-crisis-remote-learning-is-not-virtual-schooling/
[5]	https://theintercept.com/2018/11/29/alec-corporate-funders-charles-koch/
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The Company actively reviews and discusses existing and upcoming policy changes and regulatory initiatives and takes part in industry dialogue and lobbying efforts related to those issues that are of high importance to the Company’s success and the concerns of the stakeholders. While the Proponent implies that lobbying exposes our Company to risks, we believe that the failure to engage in critical public policy developments that impact our business would present a far greater risk to stockholders’ interests as well as to those of our stakeholders.
The Company already provides substantial disclosure regarding its lobbying expenditures.
Political activities of all types are subject to extensive governmental regulation and public disclosure requirements, and the Company is fully committed to complying with all applicable U.S. state and federal laws governing its political and lobbying activities. The Board of Directors believes this disclosure provides our stockholders and the general public with insights into our lobbying activities. Specifically, the Company, through its agents:
•
files regular, publicly available reports with the U.S. House of Representatives and the U.S. Senate disclosing overall federal lobbying expenses, the specific legislative and regulatory issues that were the subject of the Company’s federal lobbying efforts, the houses of Congress and federal agencies lobbied by the Company and the names of those individuals lobbying on behalf of the Company; and

•	files regular, publicly available reports with state agencies which disclose the Company’s state lobbying activities according to pertinent state laws.
Providing additional disclosure of the Company’s lobbying expenditures would not be in the best interests of the Company or its stockholders.
The expanded disclosure requested by this Proposal could place the Company at a competitive disadvantage by revealing strategies and priorities designed to protect the economic future of the Company, its stockholders and employees. Because parties with interests adverse to the Company also participate in the political process to their business advantage, any unilateral expansion of our disclosure could benefit those parties with interests adverse to the Company, while harming the interests of the Company and its stockholders.
Additionally, requiring the Company to specifically disclose payments made to industry associations may be misleading to stockholders. Membership in these associations comes with the understanding that we may not always agree with all of the positions of the associations or other members of such groups. As a result, such disclosure is not necessarily indicative of our position on any particular issue.
For the reasons set forth above, the Board of Directors believes that the adoption of the Proposal is unnecessary, would not provide any meaningful benefit to stockholders and is not in the best interests of our stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE “AGAINST” THE STOCKHOLDER PROPOSAL REGARDING A REPORT ON LOBBYING.
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SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of October 18, 2021, certain information with respect to the beneficial ownership of Common Stock by each beneficial owner of more than 5% of the Company’s voting securities (based solely on review of filings with the SEC), each director and each NEO and all directors and executive officers of the Company as a group, except as qualified by the information set forth in the notes to this table. To our knowledge, except as noted below, no person or entity is the beneficial owner of more than 5% of the voting power of the Company’s voting securities. As of October 18, 2021, 42,766,739 shares of our Common Stock were outstanding.
Unless otherwise noted, the address for each director and executive officer is c/o Stride, Inc., 2300 Corporate Park Drive, Herndon, VA 20171.
	Shares Beneficially Owned(1)
	Shares of Common Stock	Percent
James J. Rhyu(2)	525,778	1.23%
Kevin P. Chavous(3)	250,025	*
Shaun E. McAlmont(4)	120,091	*
Vincent W. Mathis(5)	95,876	*
Timothy J. Medina(6)	96,242	*
Nathaniel A. Davis(7)	1,096,027	2.56%
Aida M. Alvarez(8)	27,946	*
Craig R. Barrett(9)	63,595	*
Guillermo Bron(10)	66,103	*
Robert L. Cohen(11)	16,102	*
John M. Engler(12)	58,284	*
Steven B. Fink(13)	155,391	*
Victoria D. Harker(14)	12,185	*
Robert E. Knowling, Jr.(15)	17,868	*
Liza McFadden(16)	26,394	*
All Directors and Executive Officers as a Group (15 persons)(17)	2,627,907	6.14%
BlackRock, Inc.(18)	3,001,694	7.02%
The Vanguard Group(19)	3,554,797	8.31%
Dimensional Fund Advisors(20)	3,174,839	7.42%
*	Denotes less than 1%.
(1)
Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person or entity exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, to our knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by the stockholder. The number of shares beneficially owned by a person or entity includes shares of Common Stock subject to options held by that person or entity that are currently exercisable or exercisable within 60 days of October 18, 2021 and not subject to repurchase as of that date. Shares issuable pursuant to options and deferred stock units are deemed outstanding for calculating the percentage ownership of the person holding the options but are not deemed outstanding for the purposes of calculating the percentage ownership of any other person.

(2)	Includes 116,510 unvested shares of restricted Common Stock that are subject to forfeiture.
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(3)	Includes 32,920 unvested shares of restricted Common Stock that are subject to forfeiture.
(4)	Includes 31,486 unvested shares of restricted Common Stock that are subject to forfeiture.
(5)	Includes 34,014 unvested shares of restricted Common Stock that are subject to forfeiture.
(6)	Includes 56,639 unvested shares of restricted Common Stock that are subject to forfeiture.
(7)	Includes 104,862 unvested shares of restricted Common Stock that are subject to forfeiture.
(8)	Includes 6,901 unvested shares of restricted Common Stock that are subject to forfeiture.
(9)	Includes 6,901 unvested shares of restricted Common Stock that are subject to forfeiture.
(10)	Includes 6,901 unvested shares of Common Stock that are subject to forfeiture.
(11)	Includes 6,901 deferred stock units that are subject to forfeiture.
(12)	Includes 6,901 unvested shares of restricted Common Stock that are subject to forfeiture.
(13)	Includes 6,901 unvested shares of restricted Common Stock that are subject to forfeiture. Mr. Fink has voting and investment control with respect to the securities held by S&C Fink Living Trust.
(14)	Includes 6,901 unvested shares of restricted Common Stock that are subject to forfeiture.
(15)	Includes 6,901 deferred stock units that are subject to forfeiture.
(16)	Includes 3,450 deferred stock units and 3,451 unvested shares of Common Stock that are subject to forfeiture.
(17)	Includes 421,288 unvested shares of restricted Common Stock and 17,252 deferred stock units. The unvested shares of restricted Common Stock and deferred stock units are subject to forfeiture.
(18)	Based solely on publicly available filings with the SEC, including the Schedule 13G/A filed on February 5, 2021. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(19)	Based solely on publicly available filings with the SEC, including the Schedule 13G/A filed on February 10, 2021. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(20)
Based solely on publicly available filings with the SEC, including the Schedule 13G/A filed on February 12, 2021. The address for Dimensional Fund Advisors, LP is Building One 6300, Bee Cave Road, Austin, TX 78746.

32

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section sets forth the objectives and elements of our executive compensation program, describes the related processes of our Compensation Committee (the “Committee”), and discusses the compensation earned by our named executive officers (our “NEOs”). For fiscal 2021, our NEOs were:
Named Executive Officer	Role
Nathaniel A. Davis	Executive Chairman(1)
James J. Rhyu	Chief Executive Officer(2)
Timothy J. Medina	Chief Financial Officer
Kevin P. Chavous	President, Academic Policy and External Affairs
Shaun E. McAlmont	President, Career Learning Solutions(3)
Vincent W. Mathis	Executive Vice President, General Counsel and Secretary
(1)
On January 20, 2021, Mr. Davis, Chairman of our Board of Directors and Chief Executive Officer of our Company, notified our Board of Directors that he would retire from his position as Chief Executive Officer, effective January 26, 2021. Mr. Davis continues to serve as Executive Chairman of the Company, effective January 26, 2021.

(2)	On January 20, 2021, our Board of Directors appointed Mr. Rhyu to succeed Mr. Davis as Chief Executive Officer of our Company, effective January 26, 2021.
(3)	On October 14, 2021, Dr. McAlmont notified us of his decision to resign from his position effective October 29, 2021 to pursue other opportunities.
Executive Summary
Say-on-Pay Results and Stockholder Engagement
At our 2020 annual meeting of stockholders, only 22% of the shares present or represented by proxy voted to approve the compensation of our NEOs for fiscal 2020. Our Board of Directors was disappointed with this result, particularly in light of the fact that our 2019 and 2018 Say-on-Pay proposals were approved by approximately 94% and 95%, respectively, of the shares present or represented by proxy at each annual meetings of stockholders.
Our Committee and our Board of Director views the Say-on-Pay vote as an opportunity to receive feedback from our stockholders about our executive compensation program. As a result of the low level of approval of our 2020 Say-on-Pay proposal, the Committee has actively sought additional feedback from stockholders on what motivated their votes so that the Committee could take appropriate action to mitigate these concerns.
Several executives, including Valerie Maddy, our Senior Vice President, Human Resources, and Michael Kraft, our Senior Vice President, Corporate Communications, as well as Robert E. Knowling, Jr., the Chair of the Committee, and other members of management proactively engaged in extensive stockholder outreach prior to and following our 2020 annual meeting of
33

stockholders. At that time, we reached out to stockholders representing more than 75% of our outstanding Common Stock (including our top 35 stockholders) to request their feedback on our overall corporate governance policies and executive compensation program, to discuss their views and concerns and to describe the changes that we had made to our executive compensation program for fiscal 2020 and 2021. Ultimately, these members of management and Mr. Knowling met with stockholders representing more than 21% of our outstanding Common Stock.
During these meetings, our stockholders expressed concerns about the ranking of our financial performance and CEO pay level relative to the pay levels of the executives at our peer companies, the granting of additional equity awards to our most senior executives in view of the size of the performance-based restricted stock unit (“PSU”) awards granted to them in fiscal 2019, the design and size of the one-time equity award granted to our CEO in fiscal 2020 coupled with the ability to earn missed payouts at the end of the third performance period, the absence of any significant disclosure about the rationale for such award, the use of a single absolute-based metric in our performance-based equity award design, and the fact that most of our long-term equity awards were granted with single, rather than multi-year, performance periods (with additional time-based vesting requirements for earned shares).
Recognizing the importance of stockholder support for our executive compensation program, an expanded group from our management, including Mr. Medina, our Chief Financial Officer, Mr. Mathis, our General Counsel, and Ms. Maddy, our Senior Vice President, Human Resources, and Mr. Knowling continued their stockholder outreach efforts during the beginning of fiscal 2022. At that time, we reached out to our top 25 stockholders, and as of September 1, 2021, have spoken with or are scheduled to speak with stockholders representing more than 30% of our outstanding Common Stock. In our outreach to stockholders, we have committed to maintaining an open and ongoing dialogue multiple times per year.
In addition to the foregoing feedback related to fiscal 2020, we also learned that stockholders were appreciative of our commitment to Corporate Sustainability, commenting on our first published ESG Report in fiscal 2021, as well as our ongoing commitment to stockholder outreach. Our stockholders also noted key improvements in our executive compensation policies and practices, including our increased focus on performance-based equity awards to be earned based on quantifiable metrics, our enhanced disclosure of our stockholder outreach efforts, and our continued responsiveness to stockholder and proxy advisory firm feedback.
Based on this feedback, we have taken the following actions with respect to our executive compensation program in fiscal 2021 and 2022:
What We Heard	Action Taken	Effective
Long-term incentive compensation awards have only a one-year performance period
- Going forward, 60% of total annual equity award value granted in the form of PSU awards, with performance to be based on three-year metrics

- For fiscal 2022, the metrics selected are related to gross margin percentage and the compound annual growth rate (“CAGR”) of our stock price measured at the end of a three-year performance period
- Equity awards granted for fiscal 2022
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What We Heard	Action Taken	Effective
Long-term incentive compensation awards use only a single, absolute-based metric	- PSU awards use multiple absolute performance metrics: gross margin and a stock price CAGR for fiscal 2022	- Equity awards granted for fiscal 2022
Size of equity awards granted to named executive officers in view of size of prior years’ awards	- Overall size of equity awards granted to Mr. Chavous and Dr. McAlmont in fiscal 2022 were smaller than equity awards granted to them in fiscal 2021	- Equity awards granted for fiscal 2022
One-time award with performance metric enabling missed interim payments to be earned at end of the performance period
- Feedback received was in reference to a one-time award granted to our then-CEO and has not been and will not be repeated in future years. Further, any multi-year awards granted to an executive officer will not contain a “catch-up” feature similar to the award cited. One-time PSU award granted to Dr. McAlmont to accelerate growth of Career Learning business does not contain “catch-up” feature and shares not earned due to not meeting threshold revenue goal for fiscal 2021 were forfeited.
- Equity awards granted in fiscal 2021
The Committee considers all feedback from stockholders, which has influenced changes that have been made to our executive compensation program. Ultimately, we want to ensure that the various elements of our program effectively reflect our desire to further our strategic business objectives while tightly linking executive pay to measurable performance results and creation of stockholder value.
Fiscal 2022 Executive Compensation Program
In August 2021, the Committee evaluated our short-term and long-term incentive plans and decided to adjust the performance-based metrics of these plans for fiscal 2022, as well as the approach to setting these metrics.
For purposes of our short-term incentive plan, the Executive Bonus Plan, our executive officers’ performance for fiscal 2022 will be measured based on the attainment of two metrics: revenue and Adjusted EBITDA (with each metric equally weighted). Bonus payments to our executive officers will be paid at 50% of an individual’s target bonus if threshold performance is achieved, target bonus will be earned if target performance is achieved, and there is the ability to earn up to 200% of target bonus if the maximum stretch performance level is achieved. Results between performance levels will be interpolated linearly.
In addition, changes were made to our long-term incentive performance awards where 60% of the total annual equity award value granted to our executive officers will be issued as PSU awards tied to three-year performance metric(s) and 40% will be restricted stock (“RSA”) awards with
35

back-loaded semi-annual vesting over three years. For fiscal 2022, the performance metrics for the PSU awards will be based on gross margin percentage and our stock price performance associated with achievement of established levels of compound annual growth rate (“CAGR”) as measured at the end of a three year performance period, with each metric weighted equally. As with our Executive Bonus Plan, threshold, target, and stretch performance levels have been established with award earning potential for the executive officers at 50%, 100%, and 200% of the target award payouts, respectively.
In light of the unprecedented growth achieved during fiscal 2021, the Committee debated the approach used to establish financial metric performance levels. Historically, threshold performance for financial metrics has been set at or above the prior year actual results and target performance has been set at the established budget for the fiscal year. For fiscal 2022, the Committee deviated from historical practices and established threshold performance at the approved budget for the fiscal year.
Fiscal 2021 Overview — Where We Are Today
Despite significant market volatility, our Company experienced strong financial and operational performance during fiscal 2021 that we believe has left us well-positioned to achieve the fiscal 2025 financial targets we outlined in November 2020. The COVID-19 pandemic has created numerous hardships on students, families, communities and businesses. Our business is uniquely positioned to help the academic community by offering a seamless education experience for families and school districts as the world has evolved to a virtual life experience for now.
From our inception in 1999, we have offered online curriculum, instructional support services, software and products designed to facilitate individualized learning for students in kindergarten through 12th grade. While the impact of the COVID-19 pandemic has resulted in an unprecedented transformation in the academic landscape, we remain committed to fulfilling our educational mission of helping students reach their potential through personalized learning and inspired teaching. In recent years, we have expanded these offerings to address the nation’s growing skills and labor gap with new programs in Career Learning and acquisitions in the Adult Learning market.
Fiscal 2021 Business Highlights
We ended fiscal 2021 with strong financial performance and, with an increased interest in online schools throughout the nation, we anticipate even stronger trends in fiscal 2022. The Committee believes that performance-based compensation incentivizes our executives to promote the overall success of our business and aligns managements’ interests with those of our stockholders. Consistent with this philosophy, we reward our executives for great performance relative to our key financial and operational metrics that drive stockholder value. Fiscal 2021 highlights include:
•
Strong Operating Performance. We set rigorous goals for the financial performance metrics under our Executive Bonus Plan and long-term performance awards and delivered solid results for the year. The following table illustrates our strong financial performance for fiscal 2021.

Metric	Fiscal 2020 Actual Performance	Fiscal 2021 Actual Performance	Percentage Increase over Fiscal 2020
Adjusted Operating Income	$62.1M	$161.4M	159.9%
Revenue	$1,040.8M	$1,536.8M	47.7%
Adjusted EBITDA	$128.2M	$239.9M	87.1%
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Please refer to the discussion titled “Fiscal 2021 Executive Compensation Program in Detail” beginning on page 45 for a discussion of how Adjusted Operating Income and Adjusted EBITDA, non-GAAP financial measures, are calculated, respectively. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in Appendix A.
•
Expanding Our Career Learning Offering. We continued to build upon our Career Learning offering, highlights of which included expanding our career readiness training into the adult education and corporate training markets and acquiring MedCerts and Tech Elevator, which provide talent development for individuals and enterprises in the medical and information technology fields, respectively. The Career Learning offering expansions was seen in the Career Learning revenue growth of 415% from fiscal year 2019 to fiscal year 2021. Dr. McAlmont, the President of our Career Readiness Education programs, was granted a one-time PSU award tied to the growth of our Career Learning business.

Fiscal 2021 Financial Results

Revenue
1,800.0
1,600.0
1,400.0
1,200.0
1,000.0
800.0
600.0
400.0
200.0
-
2.5%
47.7%
2019
2020
2021

Career Learning Revenue
300.0
250.0
200.0
150.0
100.0
50.0
0.0
114.9%
139.8%
2019
2020
2021

Adjusted Operating Income
180.0
160.0
140.0
120.0
100.0
80.0
60.0
40.0
20.0
-
(4.6)%
159.9%
2019
2020
2021

Adjusted EBITDA
300.0
250.0
200.0
150.0
100.0
50.0
-
(4.0)%
87.1%
2019
2020
2021

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Good Governance Practices
We employ certain executive compensation policies and practices to align our executive officers’ compensation with stockholder interests. Listed below are those compensation policies and practices we employ and certain policies and practices we do not employ because we believe they would not serve the long-term interests of our stockholders.
What We Do		What We Don’t Do
✔
Pay for performance. A significant portion of our executive officers’ potential compensation is not guaranteed but is linked to our financial and operational performance. In the case of our Chief Executive Officer, 52% of his potential compensation is performance-based, while 48% is retention-oriented. As for our other NEOs, on average, 59% of their potential compensation is performance-based, while 41% is retention-oriented.
✘
Grant Guaranteed Bonuses or Equity Awards. We do not pay guaranteed bonuses and have no guaranteed equity-based awards. This ensures that we are able to base all compensation awards (other than retention-based equity awards) on measurable performance factors and operational results.

✔
Align Compensation to Growth in Stockholder Value. A portion of our multi-year performance-based compensation program is tied to growth in our stock price which directly aligns to stockholder interests.
✘
Limited Executive Perquisites. We provide nominal perquisites to our executive officers, which are limited to supplemental long-term disability and life insurance premiums, the opportunity to receive a Company-paid physical examination and, from time to time, reimbursement of relocation expenses and temporary housing expenses.

✔
Establish Performance Goals Aligned to Business Strategy. Our Executive Bonus Plan and long-term equity incentive program utilize performance-based goals that the Committee believes are rigorous and challenging.
		✘	Offer Tax Reimbursements or Gross-Ups. We do not provide income tax gross-ups for personal or broad-based benefits nor excise tax gross-ups for change in control payments or benefits.
✔	Target Pay Competitively. We seek to target compensation within a competitive range of our compensation peer group and seek to deliver greater compensation only for superior performance.	✘	Offer Pension or Supplemental Retirement Plans. We do not provide retirement benefits to our executive officers that reward longevity rather than contributions to Company performance.
✔
Use Meaningful Vesting Conditions to Promote Retention. Performance-based equity awards under our long-term equity incentive program are earned and vest only to the extent that the applicable performance conditions are attained and remain subject to additional time-based vesting thereafter to encourage retention if the performance period is less than three years. Generally, time-based restricted stock awards vest over three years.
		✘	Reprice Options. Our 2016 Incentive Award Plan (“2016 Plan”) specifically prohibits repricing of options and we can only do so with stockholder approval.
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What We Do		What We Don’t Do
✔
Carefully Consider Stockholder Input. We regularly seek and engage in dialogue with our stockholders on executive compensation matters. Ongoing enhancements to our executive compensation program are influenced by these discussions.
✘
Increase Shares without Stockholder Approval. Our 2016 Plan does not contain an “evergreen” provision to increase the number of shares of Common Stock available for grants each year. Any increase to the number of shares available requires stockholder approval.

✔	Maintain a Compensation Recovery (“Clawback”) Policy. We can recover incentive compensation wrongly awarded to an executive officer where fraud or intentional misconduct occurs.	✘
Provide Non-Performance Based “Single Trigger” Change in Control Payments. We maintain a “double trigger” vesting policy with respect to our equity awards whereby accelerated vesting in connection with a change in control of the Company also generally requires a qualifying termination of employment.

✔
Require Mandatory Stock Ownership. All of our executive officers and our non-employee directors are required to maintain a minimum ownership level of our Common Stock. For fiscal 2021, we increased our share ownership requirements for our CEO from three times base salary to five times base salary and all other executive officers must now maintain a minimum share ownership of two times base salary.
✘
Allow Hedging or Pledging. Our insider trading policy specifically prohibits short sales, hedging and margin transactions and our 2016 Plan prohibits pledging of any award granted under the plan unless otherwise determined by the plan administrator.

✔
Perform Competitive Market Analysis. The Committee reviews competitive market data provided by its independent compensation consultant for our executive officers prior to making annual executive compensation decisions.

✔	Analyze Compensation Program Risk. We review our executive and other compensation programs annually to ensure that they do not encourage excessive or unnecessary risk taking.
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What Guides Our Program
Our Principles-Based Philosophy
Our executive compensation program is guided by basic principles that we seek to incorporate in our executive pay practices:

Link Compensation to Performance, Stockholder Interests and Student Success	Compensation levels should reflect actual performance, consistent with our business strategy, and be aligned with stockholder interests.
Maintain Competitive Compensation Levels
Levels of compensation should be competitive with those offered by comparable companies in our industry to attract, retain and reward our executives. We set base salary levels near the median of our compensation peer group and provide above-peer median compensation opportunities to executives only if performance is attained at levels above rigorously set target-level goals.

Reflect our Industry Circumstances and Unique Business
As the only publicly traded company in the K-12 space, our executive compensation program must be tailored to address the interests of stockholders and our public education obligations as we execute on our long-term strategy of creating schools of academic excellence with innovative technologies, inspired teaching and personalized learning.

Engage Independent Compensation Consultant	The Committee engages an independent compensation consultant to inform the Committee and evaluate the alignment of pay and performance relative to our compensation peer group, and compensation risk.
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Pay Versus Performance
Our performance assessment framework and executive compensation program is designed to link pay and performance in the following ways:
Metric	Determination and Link to Performance	Purpose
Base Salary	Evaluated annually by the Committee and reviewed in light of market pay practices.	Provide a monthly income necessary to retain executives.
Executive Bonus Plan	Annual performance determines payouts. Ties a meaningful portion of target annual cash compensation to attaining pre-established performance goals.	Focus executives on attaining financial and strategic performance objectives from year to year.
Long-Term Incentives
Time-based restricted stock awards: Encourage retention of executives. Time-based restricted stock awards vest over three years.

Performance-based restricted stock awards: Performance targets are established based on meaningful and rigorous metrics that drive stockholder value. No awards will be earned if performance falls below threshold levels.
Enhance retention of key executives who drive consistent performance. Motivate and reward executives for achievement of long-term goals that increase stockholder value.
Other Compensation
Executives may participate in benefit programs on the same terms as other employees, such as health and welfare benefit plans, 401(k) plan, life insurance and executive life and disability plans.

Executives may elect to participate in a non-qualified deferred compensation plan providing tax-efficient savings, but receive no additional Company contributions.

Premiums for executive disability and life insurance benefits are paid by the Company.
Provides benefits having high perceived values and offers tax advantages.
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Compensation Mix
The following charts show the target total direct compensation mix of our Executive Chairman, our CEO, and our NEOs. These charts illustrate that a majority of our NEOs’ target total direct compensation is variable and performance-based (54% for our Executive Chairman, 52% for our CEO and an average of 59% for our other NEOs).

Compensation-Setting Process

Role of the Committee
The Committee is responsible for overseeing our executive compensation program, as specified in its charter. The Committee’s role includes:
•
Determining and approving the compensation of our executive officers and recommending the compensation for our Executive Chairman and CEO, subject to approval by the independent members of our Board of Directors.

•	Establishing and approving compensation plans for our NEOs. Our CEO makes recommendations, but the final decisions rest with the Committee.
•	Proposing revisions to the Committee’s charter for our Board of Directors’ approval to ensure compliance with SEC regulations and NYSE listing standards.
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•
Examining management’s performance around ESG efforts including, but not limited to, diversity and inclusion at all levels of the Company and employee policies that drive the Company’s involvement in the community.

In performing its responsibilities with respect to the compensation of our executive officers, the Committee uses information from a number of sources. The information used by the Committee includes advice from its compensation consultant, market data regarding the compensation practices of competitors and other relevant companies, advice from outside legal counsel specializing in executive compensation, tally sheets showing prior compensation awards, the recommendations of our CEO, and an assessment of the outstanding equity holdings of our executive officers.
Role of Senior Management
Our management, under the leadership of our CEO, plays an important role in establishing and maintaining our executive compensation program. Management’s role includes recommending plans and programs to the Committee, implementing the Committee’s decisions and administering plans. Our CEO provides information on the individual performance of our NEOs and executive officers and makes annual recommendations to the Committee on compensation levels (other than his own compensation and the compensation of the Executive Chairman). Our CEO is not present when the Committee discusses and determines matters regarding our CEO’s compensation.
Role of Compensation Consultant
The Committee’s charter gives it the authority to retain and approve fees and other terms of engagement for compensation consultants and other advisors to assist it in performing its duties. In fiscal 2021, the Committee continued to retain Compensia, a national compensation consulting firm, as its compensation consultant. Compensia’s work for the Committee included, among other services, a review and update of the compensation peer group, a subsequent executive compensation market analysis based on an assessment of the compensation practices of the companies in the peer group, a review and analysis of the compensation of the non-employee members of our Board of Directors, a review and report on the risk profile of our executive compensation programs, and preparation for the Chief Executive Officer transition, including a review of transition compensation. In addition, the Compensia consultant meets on a frequent basis with the Chairman of the Committee to discuss a host of compensation matters. Compensia reports directly to the Committee, which will annually review its performance, independence, and fees. In fiscal 2021, the Committee assessed Compensia’s independence and concluded that no conflict of interest exists that would prevent Compensia from providing services to the Committee.
Assessing Competitive Market Data
The Committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and related policies and practices. To assess our executive compensation against the competitive market, the Committee reviews and considers the compensation levels and practices of a select group of peer companies. In general, the Committee seeks to establish the range of target total direct compensation for our executive officers near the median for similar positions at the companies in our compensation peer group, with a greater emphasis on variable cash compensation versus fixed cash compensation, and provide executive severance and change in control agreements that are aligned with our compensation peer group and market best practices.
For purposes of reviewing and updating the compensation peer group for fiscal 2021, following discussions with the Committee about the peer selection process and additional discussions with
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management, the criteria for selecting peer companies was modified to recognize changes in the Company’s business focus and the acquisition of Galvanize. In evaluating the composition of our compensation peer group for fiscal 2021, the Committee considered the following primary factors:
•	Industry and business focus – companies in the education services, software and human resources or employment services sectors;
•
Revenue – companies with revenue ranging from approximately 0.4x to approximately 3.0x the Company’s last four quarters revenue (which produced a target range of approximately $410 million to $3.1 billion);

•
Market capitalization – companies with market capitalizations ranging from approximately 0.25x to approximately 7.0x the Company’s market capitalization (which produced a target range of approximately $210 million to $5.9 billion);

•	Companies with subscription business models;
•	Companies in industries suggested by the executive team;
•	Companies in the gaming/artificial intelligence industries; and
•	Companies that are peers of companies that have selected Stride as a peer.
We note that there are no other publicly listed providers of online and blended schools in the K through 12 market so industry comparisons often have to look at others not in the K through 12 space. Based on these criteria and the informed judgment of the Committee, three companies were removed from the peer group (American Public Education, Grand Canyon Education and Huron Consulting Group) and four companies were added to the peer group (Cornerstone OnDemand, Kforce, Pluralsight, and RealPage) to better align with the Company’s ongoing business focus.
Accordingly, the Committee approved the following compensation peer group for fiscal 2021:
2U	Graham Holdings Company	RealPage
ACI Worldwide	Houghton Mifflin Harcourt	Scholastic
Adtalem Global Education	Kforce	Strategic Education
Blackbaud	Laureate Education	WW International
Chegg	Perdoceo Education	Zovio
Cornerstone OnDemand	Pluralsight	Zynga
At the beginning of fiscal 2021, Compensia used this peer group to prepare an analysis for the Committee that compared the compensation levels of our executive officers to comparable executive positions at the companies in the peer group. The Committee used data drawn from the companies in our compensation peer group to evaluate the competitive market when reviewing and adjusting the total direct compensation packages for our CEO and our other NEOs, including annual base salary, target annual bonus opportunities, and long-term incentive compensation opportunities, for fiscal 2021.
The Committee reviews our compensation peer group regularly and makes adjustments to its composition annually, taking into account changes in both our business and the businesses of the companies in the peer group.
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Fiscal 2021 Executive Compensation Program in Detail
Base Salary
The base salaries for our NEOs are generally set at levels deemed necessary to attract and retain individuals with superior talent, while taking into account the target total direct compensation package provided to each NEO. Base salaries are reviewed annually by the Committee and are adjusted from time to time as deemed necessary in conjunction with recommendations made by our CEO, to ensure that our executive compensation structure remains aligned with our compensation objectives. Compensation adjustments for our CEO are recommended by the Committee and reviewed and approved by the independent members of our Board of Directors.
In considering base salary adjustments for fiscal 2021 in August 2020, the Committee reviewed a competitive assessment of executive compensation levels prepared by Compensia, which showed that the base salary level of Mr. Davis approximated the 73rd percentile of our compensation peer group and that the base salary level of our other NEOs, on average, approximated the 50th percentile of our compensation peer group. The Committee also reviewed tally sheets which detailed the historical pay for each NEO. The independent members of our Board of Directors determined to leave Mr. Davis’ fiscal 2021 base salary at its fiscal 2020 level.
The annual base salaries of our NEOs for fiscal 2021 as set in August 2020 were as follows:
Named Executive Officer	Fiscal 2020 Base Salary	Fiscal 2021 Base Salary	Percentage Increase
Nathaniel A. Davis	$935,000	$935,000(1)	—
James J. Rhyu	$575,000	$585,000(2)	1.7%
Timothy J. Medina	$475,000	$475,000	—
Kevin P. Chavous	$511,850	$520,000	1.6%
Shaun E. McAlmont	$480,000	$520,000	8.3%
Vincent W. Mathis	$415,000	$445,000	7.2%
(1)	Mr. Davis’ annual base salary was reduced to $500,000 when he retired from his position as our Chief Executive Officer, effective January 26, 2021.
(2)	Mr. Rhyu’s annual base salary was increased to $700,000 when he was appointed our Chief Executive Officer, effective January 26, 2021.
Annual Incentive Compensation
Our Executive Bonus Plan is designed to ensure that a meaningful portion of our NEOs’ target total cash compensation is “at risk.” For the fiscal 2021 Executive Bonus Plan, the Committee used two corporate performance management objectives (“PMOs”) – revenue and adjusted operating income – as these key metrics are related to profitability and growth, which ultimately enhances stockholder value.
Target Annual Bonus Opportunities
Target annual bonus levels for our NEOs are reviewed by the Committee annually and set at levels that, when combined with base salary levels, are intended to provide target total cash compensation opportunities that approximate the market median. For Mr. Davis, his target annual bonus opportunity is set pursuant to his employment agreement. Following its review of a competitive assessment of executive compensation levels prepared by Compensia, the Committee approved an increase to the target annual bonus opportunity for Mr. Mathis under our fiscal 2021 Executive Bonus Plan from 65% to 80% of his actual earned base salary and determined to leave the target annual bonus opportunities of our other NEOs at their fiscal 2020
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levels. The Committee’s decision to increase Mr. Mathis’ target annual bonus opportunity was made following its review of the target bonus opportunities of executives holding comparable positions in our compensation peer group and to achieve parity in the target bonus opportunities of our named executive officers below the level of Executive Chairman and CEO.
The target annual bonus opportunities for our NEOs for fiscal 2021 as set in August 2020 were as follows:
Named Executive Officer	Fiscal 2021 Target Annual Bonus Opportunity (as a percentage of actual earned base salary)
Nathaniel A. Davis	150%
James J. Rhyu	100%(1)
Timothy J. Medina	80%
Kevin P. Chavous	80%
Shaun E. McAlmont	80%
Vincent W. Mathis	80%
(1)
Mr. Rhyu’s target bonus opportunity was originally set at 100% of his actual earned base salary. However, in connection with his promotion to Chief Executive Officer, his target bonus opportunity was increased to 150% of his actual earned base salary, effective January 26, 2021.

Goal Setting Process and Rationale
The Committee spends considerable time evaluating the appropriate corporate PMOs to be included in our Executive Bonus Plan each fiscal year. Over the past several years, the Committee has restructured the Executive Bonus Plan by updating and reducing the number of corporate PMOs to focus our NEOs on the achievement of key financial metrics and operational goals. For fiscal 2021, the Committee used revenue and adjusted operating income, each equally weighted, as the corporate PMOs for the fiscal 2021 Executive Bonus Plan.
Category	Corresponding Metric
Profitability	Adjusted Operating Income
Growth	Revenue
In setting performance levels for each metric, the Committee remained committed to establishing rigorous performance goals to ensure alignment of realized pay amounts with corporate performance. Initially, the Committee set the target performance levels for the revenue and adjusted operating income metrics at $1,310.7 million and $108.1 million, respectively. In doing so, the Committee set the initial threshold performance levels for the revenue and adjusted operating income metrics at or above our actual results for fiscal 2020 and the target performance levels for these metrics at or above our fiscal 2021 budgeted performance levels. Subsequently, following a discussion concerning our actual and projected enrollments, our budget and the effects of the COVID-19 pandemic on our business, the Committee determined to increase the target performance levels for the fiscal year for the revenue and adjusted operating income metrics to $1,375.0 million and $130.0 million, respectively, with corresponding adjustments made to the threshold and outperform performance levels for each metric (as set forth in the table below). While increasing target performance levels is not a customary practice, the significant growth in our revenue generated as a result of the COVID-19 pandemic influenced the Committee’s decision to increase the target performance level for each of the two corporate PMOs.
Metrics under the fiscal 2021 Executive Bonus Plan for our NEOs were based solely on the achievement of these corporate PMOs, which the Committee determined was appropriate to focus the efforts of our NEOs on improving Company performance and increasing stockholder value.
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Fiscal 2021 Executive Bonus Plan Formula:

Performance Results
The corporate PMOs under our fiscal 2021 Executive Bonus Plan are set forth in the table below. Each PMO provided our NEOs with the opportunity to earn an above target award for that PMO in the event they exceed the pre-established performance level for the PMO, but also provided for no awards below minimum thresholds of performance. Achievement of a PMO at the threshold level resulted in a payout at 50% of the target level, and achievement at the outperform level resulted in a payout at 200% of the target level. Performance between the two levels was extrapolated on a straight-line basis. In August 2021, the Committee reviewed our achievement against these corporate PMOs, with the results as follows (in millions):
Metric	Weighting	Performance Level (Threshold)	Performance Level (Target)	Performance Level (Outperform)	Actual Results	Payment Percentage
Revenue(1)	50%	$1,306.3	$1,375.0	$1,443.8	$1,514.9	200%(3)
Adjusted Operating Income(2)	50%	$117.0	$130.0	$143.0	$161.0	200%(3)
Overall Weighted Payment Percentage						200%
(1)
For purposes of the fiscal 2021 Executive Bonus Plan, “revenue” may be adjusted at the Committee’s discretion for any unusual, non-recurring event that is separately identified and quantified in our financial statements.

(2)
For purposes of the fiscal 2021 Executive Bonus Plan, “adjusted operating income” was operating income determined in accordance with GAAP adjusted for stock-based compensation expense and amortization of intangibles, and may, at the Committee’s discretion, exclude any acquisition related charges (which would include amortization subsequent to an acquisition transaction) and any other unusual, non-recurring gain or loss that is separately identified and quantified in our financial statements.

(3)	Each payment percentage was reduced from 200% to 100% to reflect a 50% weighting of the corporate PMO in the Fiscal 2021 Executive Bonus Plan formula.
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Fiscal 2021 Executive Bonus Plan Payments
The following table sets forth, for each NEO, the Committee’s approved annual bonus award under our fiscal 2021 Executive Bonus Plan based upon performance against the corporate PMOs.
Named Executive Officer	Revenue Achievement(1) (50% Weighting)	Adjusted Operating Income Achievement(1) (50% Weighting)	Percentage of Target Annual Bonus Earned (%) (1)	Bonus Amount ($)
Nathaniel A. Davis	100%	100%	200%	$2,236,521(2)
James J. Rhyu	100%	100%	200%	$1,575,123(2)
Timothy J. Medina	100%	100%	200%	$760,000
Kevin P. Chavous	100%	100%	200%	$832,000
Shaun E. McAlmont	100%	100%	200%	$832,000
Vincent W. Mathis	100%	100%	200%	$712,000
(1)
Our revenue and adjusted operating income payment percentages were each 200%. Based on their respective weighting of 50%, each metric resulted in a 100% achievement percentage, resulting in each NEO earning 200% of their target annual bonus opportunity.

(2)
Messrs. Davis and Rhyu’s bonus payments were pro-rated for their mid-year changes in role and compensation. As a result of their respective mid-year changes in role and responsibilities, Mr. Davis’ bonus payment was reduced from $2,805,000 to $2,236,521 and Mr. Rhyu’s bonus payment was increased from $1,170,000 to $1,575,123.

Long-Term Incentive Compensation
We believe that providing long-term incentive compensation opportunities in the form of equity awards promotes our philosophy of aligning executive pay with the long-term interests of our stockholders. We have historically used a one-year financial performance metric in our executive equity award program and we believe this has played an important role in ensuring that executive performance can be measured against goals that can be reliably determined. To complement our annual equity award program, in fiscal 2019 we adopted a long-term stockholder performance plan as a means of providing multi-year performance-based equity incentive awards. Awards under this program were entirely performance-based and will be earned only if we realize significant stock price appreciation as of the end of fiscal 2021.
Fiscal 2021 Annual Awards
The fiscal 2021 annual equity awards for our NEOs were comprised entirely of restricted stock awards, which were divided equally between time-based and performance-based awards. The following table sets forth the target award values for our NEOs for fiscal 2021 and the resulting number of restricted shares subject to each type of award, which was based upon the fair market value of our Common Stock on the date of grant. The awards granted to our CEO were recommended by the Committee and reviewed and approved by the independent members of our Board of Directors.
The annual equity awards for our NEOs for fiscal 2021 as granted in August 2020 were as follows:
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Named Executive Officer	Annual Equity Award Value	Time-Based Shares (#)	Performance-Based Shares
			Threshold (#)	Target (#)	Outperform (#)
Nathaniel A. Davis	$3,000,000	32,785	26,228	32,785	43,604
James J. Rhyu	$1,000,000	11,095	8,876	11,095	14,756
Timothy J. Medina	$700,000	7,765	6,212	7,765	10,327
Kevin P. Chavous	$1,000,000	11,095	8,876	11,095	14,756
Shaun E. McAlmont	$1,000,000	11,095	8,876	11,095	14,756
Vincent W. Mathis	$800,000	8,875	7,100	8,875	11,804
Time-Based Restricted Stock Awards. The time-based restricted stock awards granted to our NEOs for fiscal 2021 vest based on our standard vesting schedule which is semi-annually over a three-year period, with 20% of the shares of our Common Stock subject to the awards vesting in the first year and 40% vesting in each of the next two years following the grant date.
Performance-Based Restricted Stock Awards. The performance-based restricted stock awards were to be earned based on the attainment of Adjusted EBITDA performance levels for fiscal 2021, with any earned shares subject to additional time-based vesting in equal annual installments over a period of three years from the date of grant. Financial achievement falling between the specified levels would result in a proportionate adjustment to the number of shares earned. Initially, the Committee set the target performance levels for the Adjusted EBITDA metric at $176.6 million, with an accompanying threshold performance level of $167.8 million and an “outperform” performance level of $185.4 million. Subsequently, following a discussion concerning our actual and projected enrollments, our budget, and the effects of the COVID-19 pandemic on our business, the Committee decided to increase the target performance level for the fiscal year for the Adjusted EBITDA metrics to $194.0 million, with corresponding adjustments made to the threshold and outperform performance levels for such metric (as set forth in the Adjusted EBITDA column in the table below).
Performance Level	Adjusted EBITDA	Percentage of Target Award Earned
Below Threshold	<$184.3 million	0%
Threshold	$184.3 million	80%
Target	$194.0 million	100%
Outperform	$203.7 million	133%
The Committee determined to use Adjusted EBITDA as the metric for our NEOs’ annual equity awards because it views this as a critical metric for driving stockholder value.
EBITDA is a non-GAAP financial measure that consists of net income, as adjusted for interest (income) expense, net, other (income) expense, net, income tax (benefit) expense, (income) loss from equity method investments and depreciation and amortization. To arrive at adjusted EBITDA, EBITDA is adjusted for stock-based compensation expense and may, at the Committee’s discretion, exclude any acquisition related charges (which would include amortization subsequent to an acquisition transaction) and any other unusual, non-recurring gain or loss that is separately identified in our financial statements. A reconciliation of adjusted EBITDA to the U.S. GAAP financial measure of operating income is provided in Appendix A. In evaluating our actual results for fiscal 2021, the Committee considered the impact from the acquisition of Tech Elevator and MedCerts in November 2020 and determined to exclude amounts attributable to such acquisitions when evaluating the Adjusted EBITDA metric for purposes of the performance-based restricted stock awards.
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With the adjustments made to the fiscal 2021 metrics, the Committee set the threshold performance level well above our actual achievement for fiscal 2020. The target performance level was also set above the fiscal 2021 budget for our Company.
In early fiscal 2022, the Committee determined that our fiscal 2021 Adjusted EBITDA was $238.7 million, which exceeded the “Outperform” level, which resulted in our NEOs earning the maximum number of shares of Common Stock. One-third of these shares vested in August 2021 on the date of certification of achievement, and the remainder will vest in equal installments in August 2022 and 2023.
Named Executive Officer	Number of Performance-Based Shares Earned (#)
Nathaniel A. Davis	43,604
James J. Rhyu	14,756
Timothy J. Medina	10,327
Kevin P. Chavous	14,756
Shaun E. McAlmont	14,756
Vincent W. Mathis	11,804
Promotional Equity Award for Mr. Rhyu
In January 2021, the Committee recommended that our Board of Directors grant Mr. Rhyu a one-time restricted stock award with a value of $1,500,000 for his promotion to his new role as CEO, which was subsequently approved by the independent members of our Board of Directors. The award was divided equally between time-based and performance-based restricted stock, resulting in a grant of 30,364 time-based restricted shares and 30,364 performance-based restricted shares, based on the fair market value of our Common Stock on the date of grant.
The time-based restricted stock award vests based on our standard vesting schedule which is semi-annually over a three-year period, with 20% of the shares of our Common Stock subject to the award vesting in the first year and 40% vesting in each of the next two years following the grant date.
The performance-based restricted stock award was to be earned based on the attainment of Adjusted EBITDA performance levels for calendar 2021 as set forth in the following table, with any earned shares subject to additional time-based vesting in equal annual installments over a period of three years from the date of grant. Financial achievement falling between the specified levels would result in a proportionate adjustment to the number of shares earned.
Performance Level	Adjusted EBITDA	Percentage of Target Award Earned
Below Threshold	<$194.0 million	0%
Threshold	$194.0 million	80%
Target	$215.0 million	100%
Outperform	$236.0 million	133%
The number of shares of our Common Stock earned by Mr. Rhyu pursuant to this performance-based restricted stock award will be determined in January 2022 following the end of the calendar year. One-third of any earned shares will vest on January 26, 2022, and the remaining earned shares will vest in equal installments on January 26, 2023 and 2024, subject to accelerated vesting in the event Mr. Rhyu’s employment is terminated due to his death or disability, or, pursuant to the terms of his letter agreement, by the Company without cause or by Mr. Rhyu for good reason within two years following a change in control of the Company.
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Dr. McAlmont One-Time Equity Award
Dr. McAlmont, the President of our Career Readiness Education programs, was given an incentive to accelerate the growth of our Career Readiness business. In August 2020, the Committee granted Dr. McAlmont a one-time PSU award tied to growth of our Career Readiness business. The Committee believed that this incentive was appropriate because of the heightened importance of our Career Readiness business to the overall success of our business over the next three years as the marketplace adjusted to the changing learning environment resulting from the COVID-19 pandemic and we expanded our career readiness training into the adult education and corporate training markets and sought to maximize the benefits from our acquisitions of MedCerts and Tech Elevator.
The PSUs are to be earned based on the attainment of Career Learning Revenue goals for fiscal 2021, fiscal 2022, and fiscal 2023. Each applicable revenue hurdle and the total number of shares of our Common Stock that would be earned at each such hurdle was determined in order to correspond to a specified dollar value of year over year revenue growth. The number of shares that would be earned by Dr. McAlmont at different revenue hurdles and growth outcomes is as follows:
Fiscal Year	Career Learning Revenue Goal ($ millions)			Growth Over Prior Year ($ millions)			Cumulative Number of PSUs Earned (#)
	Threshold	Target	Maximum	Threshold	Target	Maximum	Threshold	Target	Maximum
2021	$237.0	$260.0	$273.0	$127.0	$150.0	$163.0	0	77,690	116,535
2022	$326.0	$360.0	$378.0	$89.0	$123.0	$141.0	0	122,080	183,120
2023	$450.0	$520.0	$546.0	$124.0	$194.0	$220.0	0	166,480	249,720
The number of PSUs earned will be interpolated on a straight-line basis if revenue falls between two of the levels set forth in the table above. The number of PSUs earned are subject to additional time-based vesting requirements as follows, subject, in each case, to Dr. McAlmont’s continued employment through each applicable vesting date:
•
the PSUs earned based on fiscal 2021 revenue will vest as to 1/3 of the shares on the date Career Learning Revenue for fiscal 2021 is determined, and as to an additional 1/3 of the shares on each of June 30, 2022 and June 30, 2023;

•
the PSUs earned based on fiscal 2022 revenue will vest as to 2/3 of the shares on the date Career Learning Revenue for fiscal 2022 is determined, and as to an additional 1/3 of the shares on June 30, 2023; and

•	the PSUs earned based on fiscal 2023 revenue will vest in full on the date Career Learning Revenue for fiscal 2023 is determined.
For purposes of the PSU award, “Career Learning Revenue” means the revenue generated from full-time and part-time Destination Career Academies students from online and blended schools, district career readiness programs, adult learning and career market acquisitions (including Galvanize). In response to feedback from our stockholders on the design of the fiscal 2020 equity award for Mr. Davis, Dr. McAlmont’s award did not contain a “catch up” feature which would entitle him to “re-earn” shares that were forfeited because the threshold performance level was not achieved in either fiscal 2021 or fiscal 2022.
In August 2021, the Committee determined that our Career Learning Revenue for fiscal 2021 was $234.7 million, which was below the threshold performance level for fiscal 2021. Consequently, Dr. McAlmont did not earn any PSUs pursuant to his award for fiscal 2021. These shares of our Common Stock for fiscal 2021 cannot be “re-earned” in a future year.
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Mr. Davis’ Fiscal 2020 Equity Award
As a means of ensuring Mr. Davis’ retention and continued commitment to our Company, in August 2019 the independent members of our Board of Directors granted Mr. Davis a one-time performance-based restricted stock award having a value of $10,000,000, resulting in a grant of 358,294 restricted shares based on the fair market value of our Common Stock on the date of grant. The award only vests subject to attaining free cash flow goals over three one-year performance periods as follows:
Performance Year	Performance Level	Portion of Award Earned	Vesting Date
Fiscal 2020	$60.0 million	1/3rd	August 15, 2021
Fiscal 2021	$65.0 million	1/3rd	August 15, 2021
Fiscal 2022	$70.0 million	1/3rd	August 15, 2022
Awards are earned and vest on the second and third anniversaries of the grant date as set forth in the table above. In the event the free cash flow goal for a given performance year is not attained, the shares of our Common Stock eligible to be earned for such year will remain eligible to vest on August 15, 2022 if cumulative free cash flow for fiscal years 2020, 2021 and 2022 equals or exceeds $195 million.
“Free cash flow” is calculated as cash flow from operations, less capital expenditures, as reported to and accepted by our Board of Directors or the Committee. In setting the performance levels for this award, the Committee evaluated historical performance and considered potential future strategic investments.
In early fiscal 2021, the Committee determined that our fiscal 2020 free cash flow was $35.4 million, which resulted in Mr. Davis not earning the initial one-third of the shares subject to this award. Nonetheless, these shares may vest on August 15, 2022, if the cumulative free cash flow for fiscal years 2020, 2021 and 2022 equals or exceeds an aggregate $195 million threshold for such three-year period.
In early fiscal 2022, the Committee determined that our fiscal 2021 free cash flow was $81.9 million, which resulted in Mr. Davis earning the second one-third of the shares subject to the award, or 119,431 shares of our Common Stock. The remaining two-thirds of the shares of Common Stock subject to the award (which include the 119,431 shares from the initial one-third of the shares subject to the award and the 119,431 shares from the final one-third of the shares subject to the award) may be earned at the conclusion of fiscal 2022 if cumulative free cash flow is at or above $195 million for the three years ending with fiscal 2022.
Long-Term Shareholder Performance Plan
In fiscal 2019, the Board adopted a stockholder performance plan to provide a meaningful portion of the total long-term incentive award opportunities for our most senior executives, Messrs. Davis, Rhyu and Chavous over a three-year performance period (the “2019 SPP”). Messrs. Mathis and Medina and Dr. McAlmont were subsequently added to the plan. The awards were granted in the form of performance share units and would be earned based solely on market capitalization growth over the completed three-year performance period commencing in fiscal 2019 and concluding at the end of fiscal 2021 (the “Performance Period”).
The 2019 SPP was designed to provide these NEOs with a percentage of the value growth received by stockholders over the Performance Period. No amounts would be earned if our total stock price growth over the Performance Period was below 25% (7.6% on an annualized basis). A target amount of 6% of our total value growth would be earned based on achieving total stock price growth of 33% (10% on an annualized basis) and a maximum of 7.5% of our total value growth
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would be earned if our total stock price growth equaled or exceeded 95% (25% on an annualized basis). Once the threshold attainment level was reached, the number of units actually earned would be interpolated between performance levels and vest in full upon being earned.
The beginning value of these PSU awards granted under the 2019 SPP was determined by the 10-day average trading price of our Common Stock beginning seven trading days after the issuance of our earnings release for fiscal 2018 and was $17.00 per share. The final value of these PSU awards was based on the 30-calendar day average trading price of our Common Stock beginning seven days after the issuance of our earnings release for fiscal 2021.
The 30-calendar day average trading price of our Common Stock on September 17, 2021 was $34.13 per share, which represented 101% stock price growth over the Performance Period. Based on this level of stock price growth, which resulted in an increase in our market capitalization of 112% over the Performance Period, the participants in the 2019 SPP earned the following number of shares of our Common Stock, which vested upon receipt:
Named Executive Officer	Shares of Common Stock Earned (#)	Shares of Common Stock Earned ($ millions)
Mr. Davis	692,439	$25.3
Mr. Rhyu	350,167	$12.8
Mr. Chavous	350,167	$12.8
Dr. McAlmont	117,277	$4.3
Mr. Mathis	87,958	$3.2
Mr. Medina	58,946	$2.2
Other Compensation
Deferred Compensation Plan
We maintain a non-qualified deferred compensation plan, or the Deferred Compensation Plan, under which our NEOs are eligible to elect to defer the receipt of up to 50% of their annual base salary and up to 100% of any annual incentive bonus until retirement. Earnings are credited on deferred amounts based upon a variety of investment options that may be elected by each participant. We do not make any contributions to the Deferred Compensation Plan. Certain information with respect to amounts deferred by our NEOs under this plan is set forth below in our “Fiscal 2021 Non-Qualified Deferred Compensation Table” below.
Defined Contribution Plan
We maintain a Section 401(k) Savings/Retirement Plan, or the 401(k) Plan, in which certain of our employees, including our NEOs, are eligible to participate. All employees, including our NEOs, are automatically enrolled in the 401(k) Plan at a 3% deferral rate with the ability to opt-out. The 401(k) Plan allows participants to defer a portion of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. Effective January 1, 2021, our matching contributions are equal to $0.50 for each dollar of a participant’s contributions on the first 4% of eligible salary that they contribute each pay period, subject to certain statutory limits. Prior to January 2, 2021, we matched at the rate of $0.25 for each dollar of a participant’s contributions on the first 4% of eligible salary that they contributed each pay period, subject to certain statutory limits.
Employee Benefits and Perquisites
Our NEOs participate in the same medical, dental, vision, disability and life insurance plans that are available to all employees. We provide our NEOs with certain perquisites and other
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personal benefits, which we do not consider to be a significant component of our executive compensation program but recognize to be an important factor in attracting and retaining talented executives. We pay for supplemental long-term disability and life insurance premiums for our executive officers and provide them with the opportunity to receive annual Company-paid executive physical examinations and reimburse certain executive officers for their relocation expenses from time to time and for temporary housing expenses they may incur in connection with their provision of services. We provide these supplemental benefits to our executive officers due to the relatively low cost of such benefits and the value they provide in assisting us in attracting and retaining talented executives. None of our executive officers receive tax gross-ups or other tax payments in connection with our provision of any perquisites or personal benefits.
The value of perquisites and other personal benefits we provided to each of our NEOs in fiscal 2021 is set forth below in our “Fiscal 2021 Summary Compensation Table” below.
Severance and Change in Control Arrangements
We consider severance to be an integral part of the overall compensation package for our executive officers. We provide severance to attract and retain individuals with superior ability and managerial talent, provide our executive officers with appropriate protections due to their vulnerability to terminations of employment due to a change in control, merger or acquisition and encourage our executive officers to focus their attention on their work duties and responsibilities in all situations.
We believe that providing our NEOs with severance payments and benefits upon certain terminations of employment are key retention tools that help us remain competitive with the companies in our compensation peer group, provide our executive officers with incentives to focus on the best interests of our stockholders in the context of a potential change in control and appropriately protect our executive officers in the event of an involuntary termination of employment without creating a windfall due solely to a change in control.
Severance. We have entered into an employment agreement with Mr. Davis and a letter agreement with Mr. Rhyu that provide for severance payments and benefits upon certain terminations of employment as further described under the section “Potential Payments Upon Termination or Change in Control—Employment Agreements” below. Our other NEOs are generally entitled to receive severance pay upon a qualifying termination of employment under the Company’s severance guidelines in an amount determined based on their position and tenure with the Company, which for Mr. Medina, Mr. Chavous, Dr. McAlmont and Mr. Mathis is currently equal to 12 months of base salary. In addition, upon a termination of employment without cause or resignation for good reason, these NEOs may be eligible to receive (subject entirely to the Committee’s discretion and contingent upon signing a release of claims in favor of the Company) accelerated vesting of outstanding and unvested restricted stock awards.
Pursuant to the terms of their outstanding equity award agreements, in the event the employment of Mr. Medina, Mr. Rhyu, Mr. Chavous, Dr. McAlmont, or Mr. Mathis is terminated due to his death or due to disability, the executive officer (or his estate) would be entitled to full accelerated vesting of outstanding and unvested restricted stock awards.
Change in Control. In connection with Mr. Davis’s and Mr. Rhyu’s transition to the roles of Executive Chairman and CEO, respectively, in January 2021 we amended Mr. Davis’s employment agreement and entered into a letter agreement with Mr. Rhyu, which set forth their entitlements to payments and benefits upon a change in control, as described in more detail in the section “Potential Payments Upon Termination or Change in Control—Employment Agreements” below. The change in control severance agreements with our other NEOs provide that, upon termination of the NEO’s employment by the Company without cause or the resignation of employment by the NEO for good reason, in either case, within two years following a change in control of the Company,
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the NEO will be entitled to receive, subject to the NEO signing and not revoking a general release of claims in favor of the Company and continued compliance with certain restrictive covenants, (i) a lump sum severance payment in an amount equal to 1.5 times the standard severance the NEO would be entitled to receive under the Company’s then-prevailing severance practices and 1.5 times the NEO’s target annual bonus; (ii) reimbursement for the Company paid portion of the COBRA premiums required to continue group medical, dental and vision coverage for the NEO and the NEO’s covered dependents for a period of up to 12 months following termination; and (iii) accelerated vesting of all unvested equity or equity-based awards, provided that, unless a provision more favorable to the NEO is included in an applicable equity award agreement, any such awards that are subject to performance-based vesting conditions will only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement.
Other Executive Compensation Practices and Policies
Equity Award Grant Policy
We do not have any program, plan, or practice to time the grant of equity awards to our employees in coordination with the release of material non-public information. We generally grant awards at the time employment commences and annually in connection with our annual compensation review process. Neither our Board of Directors nor the Committee seek to time the grant of equity awards based on our stock price.
Stock Ownership Policy
We maintain a stock ownership policy that is designed to ensure that our executive officers hold a significant equity stake in the Company to align their interests with those of our stockholders. For fiscal 2021, the policy required our Executive Chairman and CEO to each maintain ownership of our Common Stock having a value equal to five times their base salary, our Presidents and Chief Operating Officer to maintain ownership of our Common Stock equal to three times their base salary, our Chief Financial Officer to maintain ownership of our Common Stock equal to two times his base salary and each of our other executive officers to maintain ownership of our Common Stock equal to two times their respective base salaries. Our executive officers have five years from the date the policy became applicable to them to accumulate the specified level of ownership. As of the date of this Proxy Statement, all of our NEOs are in compliance with this policy or are still within the five-year period to accumulate the specified level of ownership.
Role	Ownership Requirement
Executive Chairman and CEO	5.0x base salary
Presidents and Chief Operating Officer	3.0x base salary
Chief Financial Officer	2.0x base salary
Other Executive Officers	2.0x base salary
Compensation Recovery (“Clawback”) Policy
Our Board of Directors has adopted a compensation recovery (“clawback”) policy pursuant to which the Company may recover from current or former executive officers the amount of previously paid incentive compensation (including both cash bonuses and equity awards) that it determines to be appropriate if a material error or inaccuracy resulted in whole or in part from the fraud or intentional misconduct of an executive. This policy is intended to provide enhanced safeguards against certain types of employee misconduct, and allows for recovery of significant compensation paid to an executive officer.
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Insider Trading, Anti-Hedging, and Anti-Pledging Policy
We maintain a Policy Statement for the Prevention of Insider Trading that applies to all securities issued by the Company, including Common Stock, options to purchase shares of Common Stock, preferred stock and any other type of security that the Company may issue or that relates to the Company’s securities. Company employees (including officers), directors and consultants are prohibited from purchasing Common Stock on margin or engaging in transactions, in puts, calls or other derivative securities designed to hedge or offset any decrease in the market value of the Company’s equity securities. In addition, our 2016 Plan prohibits the pledging of any award granted under the 2016 Plan unless otherwise determined by the plan administrator.
Risk Assessment and Mitigation of Compensation Policies and Practices
Consistent with SEC disclosure requirements, we periodically evaluate the risk profile associated with our Company’s executive and other compensation programs. In fiscal 2021, the Committee engaged Compensia to review our Company’s existing programs and assess whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on our Company. Among other factors, this assessment considered the program structure, design characteristics and performance-based measures associated with our executive compensation program and concluded that our executive compensation program contains a number of safeguards that are expected to minimize excessive risk taking, including a reasonable mix of cash and equity compensation opportunities, a compensation recovery (“clawback”) policy, a balanced annual incentive plan design that emphasizes top and bottom line performance, formal policies for the administration of our equity program, a succession plan for key executives and stock ownership policies for our non-employee directors and executive officers.
Based on the foregoing, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond our Company’s ability to effectively identify and manage risks. We believe we have effective internal controls.
Accounting for Stock-Based Compensation
ASC Topic 718, Compensation—Stock Compensation, requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of equity-based awards under our equity incentive award plans are accounted for under ASC Topic 718. The Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, the Committee may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Tax Deductibility of Executive Compensation
Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain current or former executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million. The Committee believes that tax deductibility is only one of several relevant considerations when structuring compensation programs and strives to balance the effectiveness and overall goals of our executive compensation program with the materiality of reduced tax deductions. Accordingly, the Committee may approve compensation that is not deductible for federal income tax purposes in order to achieve the desired flexibility in the design and delivery of compensation.
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COMPENSATION COMMITTEE REPORT
The Compensation Committee (“Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on its review and discussion with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021.
This report is provided by the following independent directors, who comprise the Committee:
Members of the Compensation Committee Robert E. Knowling, Jr. (Chairman) John M. Engler Steven B. Fink
The foregoing report is not “soliciting material,” shall not be deemed “filed” and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, each as amended (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.
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COMPENSATION TABLES
Summary Compensation Table for Fiscal 2021
The following table shows the compensation we paid to our NEOs for services rendered during fiscal 2021, 2020 and 2019.
Name	Fiscal Year	Base Salary	Bonus	Stock Awards(1)	Nonequity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
James J. Rhyu Chief Executive Officer	2021	$628,404	$—	$2,499,642	$1,575,123	$12,941	$4,716,110
	2020	572,692	—	1,999,974	817,029	9,546	3,399,241
	2019	495,192	—	3,654,349	517,673	9,211	4,676,425
Nathaniel A. Davis Executive Chairman	2021	$769,365	$—	$2,999,828	$2,236,521	$11,843	$6,017,557
	2020	927,308	—	12,999,976	1,992,841	12,555	15,932,680
	2019	706,731	—	7,676,558	1,385,277	17,131	9,785,697
Timothy J. Medina Chief Financial Officer	2021	$475,000	$—	$699,626	$760,000	$11,225	$1,945,851
	2020	82,212	—	1,640,985	—	137	1,723,334
Shaun E. McAlmont President, Career Readiness Education	2021	$518,462	$—	$17,499,223	$832,000	$12,527	$18,862,212
	2020	477,500	—	999,960	545,634	11,474	2,034,568
	2019	332,000	85,000	4,334,902	334,366	100,014	5,186,282
Kevin P. Chavous President, Academic Policy and External Affairs	2021	$519,687	$—	$999,660	$832,000	$16,283	$2,367,630
	2020	511,292	—	1,199,962	581,839	12,391	2,305,484
	2019	487,644	—	3,329,353	499,931	14,943	4,331,871
Vincent W. Mathis Executive Vice President, General Counsel and Secretary	2021	$443,846	$—	$799,638	$712,000	$11,538	$1,967,022
	2020	414,615	—	699,982	383,293	43,787	1,541,677
	2019	317,769	50,000	3,265,637	316,042	45,286	3,994,734
(1)
This column represents the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. For performance-based restricted stock awards, amounts are shown based on the probable outcome of the performance condition, which are shown based on the target award level. If maximum performance is assumed for the performance-based restricted stock awards, the total grant date value of stock awards for each NEO would be as follows: Mr. Rhyu: $2,912,082, Mr. Davis: $3,494,799, Mr. Medina: $815,065, Dr. McAlmont: $25,913,947, Mr. Chavous: $1,164,603, and Mr. Mathis: $931,578.

(2)	All amounts are reported in the year earned, regardless of when they are paid.
(3)	The amounts in this column for fiscal year 2021 consist of 401(k) plan matching contributions, Company-paid life insurance and long-term disability premiums.
Grants of Plan-Based Awards During Fiscal 2021 Table
The following table provides information regarding grants of plan-based awards to our NEOs during fiscal 2021. The equity awards described in the following table were granted under our 2016 Plan.
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Name	Grant Date	Estimated Possible Payouts under Nonequity Incentive Plan Awards(1)		Estimated Possible Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards (#)
		Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James J. Rhyu Chief Executive Officer	—	787,562	1,575,123	—	—	—	—	—
	8/12/2020(2)	—	—	8,876	11,095	14,756	—	499,830
	8/12/2020(4)	—	—	—	—	—	11,095	499,830
	1/22/2021(3)	—	—	24,291	30,364	40,384	—	749,991
	1/22/2021(4)	—	—	—	—	—	30,364	749,991
Nathaniel A. Davis Executive Chairman	—	1,118,260	2,236,521	—	—	—	—	—
	8/14/2020(2)	—	—	26,228	32,785	43,604	—	1,499,914
	8/14/2020(4)	—	—	—	—	—	32,785	1,499,914
Timothy J. Medina Chief Financial Officer	—	380,000	760,000	—	—	—	—	—
	8/12/2020(2)	—	—	6,212	7,765	10,327	—	349,813
	8/12/2020(4)	—	—	—	—	—	7,765	349,813
Shaun E. McAlmont President, Career Readiness Education	—	416,000	832,000	—	—	—	—	—
	8/12/2020(2)	—	—	8,876	11,095	14,756	—	499,830
	8/12/2020(4)	—	—	—	—	—	11,095	499,830
	8/12/2020(5)	—	—	—	366,250	549,375	—	16,499,563
Kevin P. Chavous President, Academic Policy and External Affairs	—	416,000	832,000	—	—	—	—	—
	8/12/2020(2)	—	—	8,876	11,095	14,756	—	499,830
	8/12/2020(4)	—	—	—	—	—	11,095	499,830
Vincent W. Mathis Executive Vice President, General Counsel and Secretary	—	356,000	712,000	—	—	—	—	—
	8/12/2020(2)	—	—	7,100	8,875	11,804	—	399,819
	8/12/2020(4)	—	—	—	—	—	8,875	399,819
(1)
Represents the target and maximum incentive awards payable under our Executive Bonus Plan based on fiscal 2021 base salaries for each NEO. For additional information regarding our Executive Bonus Plan, see “Fiscal 2021 Compensation Decisions—Determination of Annual Incentive Compensation” above.

(2)
Represents performance-based restricted stock awards that will be earned based on the attainment of Adjusted EBITDA performance levels for fiscal 2021, with any earned shares vesting in equal annual installments over three years from the date of grant.

(3)
Represents performance-based restricted stock awards that will be earned based on the attainment of Adjusted EBITDA performance levels for calendar year 2021, with any earned shares vesting in equal annual installments over three years from the date of grant.

(4)	Represents restricted stock awards vesting semi-annually over a three-year period, with 20% vesting in the first year and 40% vesting in each of the next two years following the grant date.
(5)
Represents PSUs that will be earned based on the attainment of career learning revenue targets for each of fiscal 2021, 2022, and 2023. The PSUs do not have threshold award levels. See “Fiscal 2021 Compensation Decisions – Long-Term Incentive Compensation – Dr. McAlmont One-Time Equity Award” for additional information.

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Outstanding Equity Awards at End of Fiscal 2021 Table
The following table provides information regarding outstanding equity awards held by our NEOs as of June 30, 2021. The section titled “Long-Term Incentive Compensation” in the Compensation Discussion and Analysis above provides additional information regarding the outstanding equity awards set forth in this table. The payout and market values below are based upon the price per share of our Common Stock on June 30, 2021 of $32.13.
	Stock Awards
Name	Equity Incentive Plan Awards: Amount of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
James J. Rhyu Chief Executive Officer	382,433(1)	12,287,572	—	—
	—	—	114,817(2)	3,689,070
	—	—	30,364(3)	975,595
Nathaniel A. Davis Executive Chairman	727,673(1)	23,380,133	—	—
	—	—	167,697(4)	5,388,105
	358,294(5)	11,511,986	—	—
Timothy J. Medina Chief Financial Officer	66,934(1)	2,150,589	—	—
	—	—	45,139(6)	1,450,316
Shaun E. McAlmont President, Career Readiness Education	138,606(1)	4,453,411	—	—
	—	—	57,556(7)	1,849,274
	288,560(8)	9,271,433	—	—
Kevin P. Chavous President, Academic Policy and External Affairs	382,433(1)	12,287,572	—	—
	—	—	61,774(9)	1,984,799
	—	—	—	—
Vincent W. Mathis Executive Vice President, General Counsel and Secretary	103,954(1)	3,340,042	—	—
	—	—	43,463(10)	1,396,466
	—	—	—	—
(1)
Represents PSUs that will be earned based on the attainment of stock price growth measured at the end of fiscal 2021. The number of shares is based on the three-year CAGR of 30.0% and a stock price hurdle of  $37.35 per share.

(2)	Mr. Rhyu’s outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:
•	12,077 shares vested on August 31, 2021;
•
26,138 restricted shares represent performance-based restricted stock granted to Mr. Rhyu in fiscal 2020. The shares were deemed earned in early fiscal 2021. 13,069 of the shares vested on August 10, 2021 and 13,069 shares will vest on August 10, 2022;

•	7,166 shares vested on August 15, 2021, 7,166 shares will vest on February 15, 2022 and 7,165 shares will vest on August 15, 2022;
•
14,756 restricted shares represent performance-based restricted stock granted to Mr. Rhyu in fiscal 2021. The shares were deemed earned in early fiscal 2022. 4,920 of the shares vested on August 12, 2021 and the remaining two-thirds will vest in annual installments over the following two years;

•	1,109 shares vested on August 12, 2021, 8,876 shares will vest semi-annually in four equal installments beginning on February 12, 2022; and
•	3,037 shares vested on July 26, 2021, 3,037 shares will vest on January 26, 2022 and 24,290 shares will vest semi-annually in four equal installments beginning on July 26, 2022.
(3)
30,364 restricted shares represent performance-based restricted stock granted to Mr. Rhyu in fiscal 2021. The restricted shares vest based on attaining adjusted EBITDA performance goals for calendar year 2021. To the extent earned, awards will vest in annual installments beginning in January 2022.

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(4)	Mr. Davis’ outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:
•	23,135 shares vested on September 18, 2021;
•
39,207 restricted shares represent performance-based restricted stock granted to Mr. Davis in fiscal 2020. The shares were deemed earned in early fiscal 2021. 19,604 of the shares vested on August 10, 2021 and 19,603 shares will vest on August 10, 2022;

•	10,749 shares vested on August 15, 2021 and 21,496 shares will vest in two equal installments beginning on February 15, 2022;
•
43,604 restricted shares represent performance-based restricted stock granted to Mr. Davis in fiscal 2021. The shares were deemed earned in early fiscal 2022. 14,536 of the shares vested on August 12, 2021 and the remaining two-thirds will vest in annual installments over the following two years; and

•	3,278 shares vested on August 14, 2021, and 26,228 shares will vest semi-annually in four equal installments beginning on February 14, 2022.
(5)
Represents performance-based restricted stock granted to Mr. Davis in fiscal 2020. The restricted shares vest based on attaining free cash flow performance goals for each of fiscal year 2020, 2021 and 2022 or based on attaining a cumulative three-year free cash flow goal for fiscal 2020-2022. The free cash flow performance goal for fiscal year 2021 was deemed earned in early fiscal 2022 and 119,431 shares vested on August 15, 2021. To the extent earned, 238,863 shares related to the cumulative three-year free cash flow goal will vest on August 15, 2022.

(6)	Mr. Medina’s outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:
•	6,956 shares vested on October 15, 2021, 20,868 shares will vest semi-annually in three equal installments beginning on April 15, 2022;
•
10,327 restricted shares represent performance-based restricted stock granted to Mr. Medina in fiscal 2021. The shares were deemed earned in early fiscal 2022. 3,444 of the shares vested on August 12, 2021 and the remaining two-thirds will vest in annual installments over the following two years; and

•	776 shares vested on August 12, 2021, and 6,212 shares will vest semi-annually in four equal installments beginning on February 12, 2022.
(7)	Dr. McAlmont’s outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:
•	9,000 shares vested on August 15, 2021;
•
13,068 restricted shares represent performance-based restricted stock granted to Dr. McAlmont in fiscal 2020. The shares were deemed earned in early fiscal 2021. 6,534 of the shares vested on August 10, 2021 and 6,534 shares will vest on August 10, 2022;

•	3,583 shares vested on August 15, 2021 and 7,164 shares will vest semi-annually in two equal installments beginning on February 15, 2022;
•
14,756 restricted shares represent performance-based restricted stock granted to Mr. Chavous in fiscal 2021. The shares were deemed earned in early fiscal 2022. 4,920 of the shares vested on August 12, 2021 and the remaining two-thirds will vest in annual installments over the following two years; and

•	1,109 shares vested on August 12, 2021, and 8,876 shares will vest semi-annually in four equal installments beginning on February 12, 2022.
(8)	Represents PSUs that will be earned based on the attainment of career learning revenue targets for each of fiscal 2021, 2022, and 2023:
•	In early fiscal 2022, 77,690 shares were forfeited because the fiscal 2021 target was not attained;
•	For the fiscal 2022 award, to the extent earned, 81,387 shares will vest in August 2022 and 40,693 shares will vest in August 2023; and
•	For the fiscal 2023 award, to the extent earned, 166,480 shares will vest in August 2023.
(9)	Mr. Chavous’ outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:
•	8,454 shares vested on August 31, 2021;
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•
15,682 restricted shares represent performance-based restricted stock granted to Mr. Chavous in fiscal 2020. The shares were deemed earned in early fiscal 2021. 7,842 of the shares vested on August 10, 2021 and 7,840 shares will vest on August 10, 2022;

•	4,299 shares vested on August 15, 2021 and 8,598 shares will vest semi-annually in two equal installments beginning on February 15, 2022;
•
14,756 restricted shares represent performance-based restricted stock granted to Mr. Chavous in fiscal 2021. The shares were deemed earned in early fiscal 2022. 4,920 of the shares vested on August 12, 2021 and the remaining two-thirds will vest in annual installments over the following two years; and

•	1,109 shares vested on August 12, 2021, and 8,876 shares will vest semi-annually in four equal installments beginning on February 12, 2022.
(10)	Mr. Mathis’ outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:
•	7,000 shares vested on September 15, 2021;
•
9,148 restricted shares represent performance-based restricted stock granted to Mr. Mathis in fiscal 2020. The shares were deemed earned in early fiscal 2021. 4,574 of the shares vested on August 10, 2021 and 4,574 shares will vest on August 10, 2022;

•	2,508 shares vested on August 15, 2021 and 5,016 shares will vest semi-annually in two equal installments beginning on February 15, 2022;
•
11,804 restricted shares represent performance-based restricted stock granted to Mr. Mathis in fiscal 2021. The shares were deemed earned in early fiscal 2022. 3,936 of the shares vested on August 12, 2021 and the remaining two-thirds will vest in annual installments over the following two years; and

•	887 shares vested on August 12, 2021, and 7,100 shares will vest semi-annually in four equal installments beginning on February 12, 2022.
Option Exercises and Stock Vested During Fiscal 2021 Table
The following table provides information about the value realized by our NEOs as a result of the exercise of stock options and the vesting of restricted stock awards during the fiscal year ended June 30, 2021.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
James J. Rhyu	—	—	57,624	2,029,196
Nathaniel A. Davis	946,817(3)	24,135,160	131,577	4,973,658
Timothy J. Medina	—	—	7,735	235,959
Shaun E. McAlmont	—	—	31,020	1,194,515
Kevin P. Chavous	—	—	46,510	1,663,207
Vincent W. Mathis	—	—	23,224	787,047
(1)
Represents the value of exercised shares calculated by multiplying (i) the gross number of options exercised by (ii) the difference between the closing market price of our Common Stock on the date of exercise and the exercise price of the option.

(2)	Represents the value of vested shares calculated by multiplying (i) the gross number of shares acquired on vesting by (ii) the closing market price of our Common Stock on the date of vesting.
(3)
Of the 946,817 shares acquired on the exercise of such options, 415,673 shares were surrendered by Mr. Davis at the time of exercise to cover the exercise price of such options, and 239,546 shares were surrendered by Mr. Davis at the time of exercise to cover Mr. Davis’ tax withholding obligations, resulting in 291,598 net shares to Mr. Davis as a result of such exercise.

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Fiscal 2021 Non-Qualified Deferred Compensation Table
The following table sets forth certain information with respect to amounts deferred by the NEOs during the fiscal year ended June 30, 2021, under our Deferred Compensation Plan, which is discussed in more detail in the Compensation Discussion and Analysis above.
Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings / (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
James J. Rhyu	57,899	—	261,405	—	836,634
Nathaniel A. Davis	—	—	—	—	—
Timothy J. Medina	—	—	—	—	—
Shaun E. McAlmont	—	—	—	—	—
Kevin P. Chavous	—	—	—	—	—
Vincent W. Mathis	79,628	—	30,270	—	131,114
(1)	All contributions have been previously reported within the Summary Compensation Table.
Potential Payments upon Termination or Change in Control
We have entered into an employment agreement with Mr. Davis and a letter agreement with Mr. Rhyu that provide for severance payments and benefits upon certain terminations of employment. Our NEOs are also entitled to certain payments and benefits upon a change in control of the Company. The terms and conditions of such payments and benefits, and the circumstances in which they will be paid or provided to our NEOs, are described in more detail below.
Employment Agreements
Summary of Employment Agreement with Mr. Davis
In connection with his transition from service as our Chief Executive Officer, we amended the employment agreement with Mr. Davis in January 2021, pursuant to which Mr. Davis continues to serve as our Executive Chairman. The term of the employment agreement, as amended, expires on September 30, 2022 and automatically renews for successive one-year periods unless notice of non-renewal is delivered by either party at least 60 days prior to the expiration of the applicable term.
The amendment to the employment agreement reduced Mr. Davis’s annual base salary from $935,000 to $500,000, effective January 26, 2021. Under the terms of the employment agreement, as amended, Mr. Davis is eligible for annual performance-based bonuses with a target award amount equal to 150% of his base salary and a maximum award opportunity of 300% of his base salary. Mr. Davis is also entitled to annual awards under the Company’s equity incentive award plans and programs as in effect from time to time. For fiscal 2021, such awards had a target award level in the range of $2,700,000 to $3,300,000, based on the terms of the agreement in effect at the beginning of the year. Beginning in fiscal 2022, Mr. Davis’ target level for awards under the Company’s equity award plans and programs will be in a range to be determined based on good faith negotiations between Mr. Davis and our Board of Directors or the Committee. Equity awards granted to Mr. Davis are subject to such vesting criteria to be determined by our Board of Directors and Mr. Davis at the time of the grant, including performance-based vesting criteria.
If we terminate Mr. Davis’ employment without cause or he resigns for good reason, Mr. Davis will be entitled to receive (i) a lump sum cash payment equal to three times his base salary, plus one times his target annual bonus, and (ii) 12 months of continued health, medical, dental and vision
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benefits (or a payment in lieu thereof). In addition, upon such a termination, or if we elect not to renew the employment agreement, Mr. Davis’ outstanding equity awards will continue to vest while he continues to serve as a member of the Board of Directors and if Mr. Davis is asked to leave the Board of Directors, Mr. Davis will be entitled to accelerated vesting of his outstanding equity awards, provided that performance-based awards will only be payable subject to the attainment of the applicable performance measures, and an extended option exercise period of one year. If Mr. Davis’ termination without cause or resignation for good reason occurs within 24 months following a change in control, Mr. Davis will be entitled to receive the severance payments and benefits described above, except that, he would receive two times his target annual bonus and all of Mr. Davis’ outstanding equity awards would become 100% vested and any performance-based equity awards will remain subject to the attainment of applicable performance measures as such measures apply in connection with the change in control.
In addition, in the event Mr. Davis no longer serves as Executive Chairman, but continues as a member of our Board of Directors, the restricted stock award that vests based on the attainment of free cash flow targets will, for so long as he continues on our Board of Directors, remain eligible to vest in accordance with its terms, subject to attainment of the applicable free cash flow targets.
In the event Mr. Davis’ employment is terminated due to his death or by the Company due to disability, Mr. Davis (or his estate) will be entitled to receive (i) continued base salary payments for three months, (ii) a pro-rated annual bonus, and (iii) one year of continued health, medical, dental and vision benefits (or a payment in lieu thereof). Mr. Davis would also be entitled to accelerated vesting of his outstanding equity awards to the extent such awards would have vested during the 12-month period following his termination of employment; provided that performance-based equity awards will only be payable subject to the attainment of the applicable performance measures.
Mr. Davis’ receipt of any severance payments or benefits (other than upon death or disability) is generally contingent upon his entering into a customary separation agreement with the Company containing a release of claims in favor of the Company. The employment agreement also contains a three year confidentiality covenant and additional restrictive covenants pursuant to which Mr. Davis has agreed not to compete with us or solicit our customers or employees for 12 months following termination of employment. If Mr. Davis is terminated without cause or resigns for good reason, in either case, within 24 months following a change in control and the Company or the successor entity elects to continue Mr. Davis’ compliance with the non-compete provision, then Mr. Davis will be entitled to an additional payment equal to one times his then-current base salary.
Summary of Letter Agreement with Mr. Rhyu
In connection with his appointment as Chief Executive Officer, we entered into a letter agreement with Mr. Rhyu in January 2021 pursuant to which Mr. Rhyu serves as our Chief Executive Officer. Under the letter agreement, Mr. Rhyu is entitled to an annual base salary of $700,000 and has a target award level under our annual cash bonus plan equal to 150% of his annual base salary. In addition, Mr. Rhyu is entitled to annual awards under our equity incentive award plans and programs as in effect from time to time. In connection with his appointment as our Chief Executive Officer, Mr. Rhyu received a one-time restricted stock award valued at $1,500,000. See “Long-Term Incentive Compensation –CEO One-Time Equity Award” above for additional information on this award.
In the event that Mr. Rhyu’s employment is terminated by the Company without cause or Mr. Rhyu resigns for good reason, Mr. Rhyu will be entitled to receive, subject to his signing and not revoking a general release of claims, (i) continued payment of his annual base salary for a period of 24 months; (ii) any earned but unpaid annual bonus for the year preceding the year of
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termination, payable as soon as practicable after the date of termination; and (iii) a prorated annual bonus for the year of termination based on actual performance for the year and payable at the same time annual performance bonus payments are made to other senior executives of the Company.
In the event that Mr. Rhyu’s employment is terminated by the Company without cause or Mr. Rhyu resigns for good reason, in either case, within two years following a change in control of the Company, Mr. Rhyu will be entitled to receive, subject to his signing and not revoking a general release of claims in favor of the Company, (i) a lump sum cash payment equal to two times his base salary; (ii) any earned but unpaid annual bonus for the year preceding the year of termination, payable as soon as practicable after the date of termination; (iii) a prorated annual bonus for the year of termination based on Mr. Rhyu’s target annual bonus and payable as soon as practicable after the date of termination; and (iv) immediate vesting of all unvested equity or equity-based awards granted under any equity compensation plans of the Company, provided that, unless a provision more favorable to Mr. Rhyu is included in an applicable award agreement, any such awards that are subject to performance-based vesting conditions shall only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement.
The agreement also provides that Mr. Rhyu remains subject to the terms of our Confidentiality, Proprietary Rights and Non-Solicitation Agreement which prohibits the solicitation of employees during the one year period following termination of employment. In addition, during any period in which Mr. Rhyu is receiving any compensation from the Company (including and no less than any applicable severance period) and for a 12-month period thereafter, Mr. Rhyu is prohibited from competing with the Company or its business.
Change in Control Arrangements
Except as described below with respect to outstanding PSUs, none of our NEOs are entitled to any payments or benefits upon a change in control of the Company absent a qualifying termination of employment in connection with the change in control of the Company. Under the change in control severance agreements with our NEOs (other than Messrs. Davis and Rhyu) that we entered into in June 2020, such NEOs are entitled to certain additional payments and benefits in the event they incur a qualifying termination of employment within the 24 month period following a change in control of the Company. These agreements are described in more detail above under the heading “Severance and Change in Control Arrangements—Change in Control.” Pursuant to the terms of Mr. Davis’s employment agreement and Mr. Rhyu’s letter agreement, each of Mr. Davis and Mr. Rhyu are entitled to certain additional payments and benefits in the event he incurs a qualifying termination of employment within 24 months following a change in control as described above.
Potential Value of Termination and Change-in-Control Benefits
The following table provides the estimated dollar value of the potential payments and benefits that each NEO would be eligible to receive upon certain terminations of employment (including in connection with a change in control of the Company), assuming that the termination or change in control, as applicable, occurred on June 30, 2021, and the price per share of our Common Stock equaled $32.13, the value of one share of our Common Stock on the last trading day of fiscal 2021.
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Name	Payment	Death	Disability	Termination Without Cause	Constructive Termination / Good Reason	Change in Control (no Termination)	Change in Control (and Qualifying Termination)(1)
James J. Rhyu	Salary Continuation	—	—	$1,400,000	$1,400,000	—	$1,400,000
	Bonus	—	—	1,050,000	1,050,000	—	1,050,000
	Benefit Continuation(2)	—	—	—	—	—	14,850
	Restricted Stock Vesting(3)	$4,664,666	$4,664,666	—	—	—	4,664,666
	PSU Vesting(4)	—	—	—	—	$10,562,540	—
Nathaniel A. Davis	Salary Continuation	125,000	125,000	1,500,000	1,500,000	—	1,500,000
	Bonus	2,236,521	2,236,521	750,000	750,000	—	2,236,521
	Benefit Continuation(2)	7,612	7,612	7,612	7,612	—	7,612
	Restricted Stock Vesting(3)	6,684,261	6,684,261	8,547,769	8,547,769	—	9,225,423
	PSU Vesting(4)	—	—	—	—	22,106,887	—
Timothy J. Medina	Salary Continuation	—	—	475,000	475,000	—	712,500
	Bonus	—	—	—	—	—	570,000
	Benefit Continuation(2)	—	—	—	—	—	13,289
	Restricted Stock Vesting(3)	1,450,316	1,450,316	—	—	—	1,450,316
	PSU Vesting(4)	—	—	—	—	1,851,901	—
Shaun E. McAlmont	Salary Continuation	—	—	520,000	520,000	—	780,000
	Bonus	—	—	—	—	—	624,000
	Benefit Continuation(2)	—	—	—	—	—	14,850
	Restricted Stock Vesting(3)	1,849,274	1,849,274	—	—	—	1,849,274
	PSU Vesting(4)	—	—	—	—	2,728,355	—
Kevin P. Chavous	Salary Continuation	—	—	520,000	520,000	—	780,000
	Bonus	—	—	—	—	—	624,000
	Benefit Continuation(2)	—	—	—	—	—	13,289
	Restricted Stock Vesting(3)	1,984,799	1,984,799	—	—	—	1,984,799
	PSU Vesting(4)	—	—	—	—	10,562,540	—
Vincent W. Mathis	Salary Continuation	—	—	445,000	445,000	—	667,500
	Bonus	—	—	—	—	—	534,000
	Benefit Continuation(2)	—	—	—	—	—	13,076
	Restricted Stock Vesting(3)	1,396,466	1,396,466	—	—	—	1,396,466
	PSU Vesting(4)	—	—	—	—	2,046,272	—
(1)
Amount shown assumes that the Company or a successor to the Company does not require Mr. Davis’ continued compliance with the non-compete provision of his employment agreement after his termination of employment. If the Company does require his continued compliance with the non-compete provision of his employment agreement after his termination, he would receive an additional payment of an amount equal to one time his base salary, which was equal to $500,000 as of June 30, 2021.

(2)	Amounts shown represent an estimate of the cost to provide continued health, medical, dental and vision benefits.
(3)	Amounts shown include the dollar value of the portion of outstanding restricted shares that would vest in each of the circumstances described above.
(4)	Amounts shown include the dollar value of the portion of PSUs that would vest in a change in control based on the closing price of our Common Stock on June 30, 2021.
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CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Mr. Rhyu. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.
We identified the median employee from among those employees who were employed by us on June 17, 2021, excluding our CEO, based on annual base salaries for fiscal 2021, which we believe is reasonably representative of our employees’ total compensation for the year. We included all employees, whether employed on a full-time, part-time or seasonal basis, which yielded a total employee population of 7,348. We did not make any cost-of-living or other adjustments to employee compensation.
After identifying the median employee, we calculated the annual total compensation for fiscal 2021 for such employee using the same methodology we used for our NEOs as set forth in the Summary Compensation Table for Fiscal 2021.
For fiscal 2021, the annual total compensation for our median employee was $51,536 and the annual total compensation for our CEO was $5,312,583, resulting in an estimated pay ratio of 103 to 1. Due to the mid-year CEO transition, the CEO’s compensation above represents Mr. Rhyu’s annualized cash compensation based on his CEO salary of $700,000 per year, his target bonus of 150% with a 200% performance payout for exceptional performance, and the total value of Stock Awards received during the fiscal year.
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GENERAL MATTERS
Delinquent Section 16(a) Reports
Section 16 of the Exchange Act requires directors and executive officers and persons, if any, owning more than 10% of a class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s equity and equity-derivative securities. Based solely upon a review of the copies of such reports and written representations from reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were complied with on a timely basis during fiscal 2020, except Forms 4 for Nathaniel Davis, James Rhyu, Kevin Chavous, Shaun McAlmont, and Vincent Mathis filed late on August 13, 2020 due to an administrative error.
Stockholder Proposals and Nominations
Stockholder proposals intended for inclusion in next year’s proxy statement under Rule 14a-8 of the Exchange Act should be sent to our principal executive offices and must be received not less than 120 calendar days prior to October 27, 2022. Accordingly, stockholder proposals must be received no later than June 29, 2022. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included in the Proxy Statement.
Additionally, our Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify our corporate secretary of this proposal in writing not later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. Accordingly, for our 2022 annual meeting of stockholders, any notification must be made no earlier than August 12, 2022 and no later than September 11, 2022. If during the prior year we did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, then notice must be received a reasonable time before we mail our proxy materials for the current year. The stockholder must be a stockholder of record both at the time of giving notice and at the time of the annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.
Delivery of Documents to Stockholders Sharing an Address
The SEC’s rules permit the Company to deliver a single set of Annual Meeting materials to one address shared by two or more of the Company’s stockholders. The Company has delivered only one Notice of Internet Availability of Proxy Materials or Proxy Statement and Annual Report (where paper copies were previously requested) to multiple stockholders who share an address, unless the Company received contrary instructions from the affected stockholders prior to the mailing date. The Company will promptly deliver, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials or separate paper copies of all Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Annual Meeting materials or the materials for future meetings, contact Stride, Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: Investor Relations, or call us at (703) 483-7000.
Stockholders sharing an address can request delivery of a single copy of the Annual Meeting materials, if they are currently receiving multiple copies of the Annual Meeting materials, by writing to Stride, Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: Investor Relations, or call us at (703) 483-7000.
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Other Matters
We do not expect that any matter other than the proposals presented in this Proxy Statement will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting, then the proxy holders will vote in their discretion with respect to those matters.
If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned from time to time upon the approval of the holders of shares representing a majority of the votes present in person or by proxy at the Annual Meeting, until a quorum is present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. We do not currently intend to seek an adjournment of the Annual Meeting.
By Order of the Board of Directors,

Vincent W. Mathis
Executive Vice President, General Counsel
and Secretary
Dated: October 27, 2021
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APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
	Year Ended June 30,
	2019	2020	2021
	($ thousands)
Net income	$37,209	$24,506	$71,451
(Income) loss from equity method investments	632	380	(684)
Income tax (benefit) expense	10,520	8,541	24,539
Other (income) expense, net	(114)	(272)	(2,829)
Interest (income) expense, net	(2,761)	(698)	17,979
Income from operations	45,486	32,457	110,456
Stock-based compensation expense	16,676	23,609	39,333
Amortization of intangible assets	2,971	6,013	11,642
Adjusted operating income	65,133	62,079	161,431
Depreciation and other amortization	68,429	66,078	78,435
Adjusted EBITDA	$133,562	$128,157	$239,866
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Stride

STRIDE, INC.
ATTN: TIMOTHY J. MEDINA
2300 CORPORATE PARK DRIVE
HERNDON, VA 20171

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 9, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 9, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D60146-P62006

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STRIDE, INC.

The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 and 3 and AGAINST Proposal 4.

		For	Withhold
1a.	Aida M. Alvarez	☐	☐
1b.	Craig R. Barrett	☐	☐
1c.	Robert L. Cohen	☐	☐
1d.	Nathaniel A. Davis	☐	☐
1e.	Steven B. Fink	☐	☐
1f.	Victoria D. Harker	☐	☐
1g.	Robert E. Knowling, Jr.	☐	☐
1h.	Liza McFadden	☐	☐
1i.	James J. Rhyu	☐	☐

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Notice and Proxy Statement and Annual Report are available at: www.proxyvote.com.

D60147-P62006

STRIDE, INC.
Annual Meeting of Stockholders
December 10, 2021 10:00 a.m.
This proxy is solicited by the Board of Directors

The above signed stockholder(s) of Stride, Inc., a Delaware corporation (the "Company"), hereby constitute(s) and appoint(s) Nathaniel A. Davis and Vincent W. Mathis, and each of them, with the power to act without the other and with the power of substitution, as proxies (the "Proxy Holders") and attorneys-in-fact for the above signed, to attend the annual meeting of stockholders of the Company to be held at the law firm of Latham & Watkins LLP, located at 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304, on December 10, 2021 at 10:00 a.m., Eastern Time, and any adjournment(s), continuation(s) or postponement(s) thereof, to cast on behalf of the above signed all votes that the above signed is entitled to cast at such annual meeting and in their discretion, to vote upon such other business as may properly come before the annual meeting and otherwise to represent the above signed at the annual meeting with all powers possessed by the above signed if personally present at the annual meeting. This proxy when properly executed will be voted in the manner directed herein by the above signed stockholder(s).

If no instruction is indicated but the Proxy Card is signed, this Proxy Card will be voted "FOR" the election of the Board of Directors nominees named in the proxy statement; "FOR" the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for fiscal 2022; "FOR" the approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company; and "AGAINST" the stockholder proposal regarding a report on lobbying. Stockholders may revoke their Proxy by attending and casting their vote at the meeting.

PLEASE ACT PROMPTLY. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The above signed hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2021 Annual Meeting of Stockholders and access to the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given with respect to such annual meeting.

Continued and to be signed on reverse side